EXHIBIT 4.1
                                                   EXECUTION COPY







                          BLOUNT, INC.,
                            As Issuer

                          $450,000,000



             13% SENIOR SUBORDINATED NOTES DUE 2009




              _____________________________________

                            INDENTURE

                   Dated as of August 19, 1999
              _____________________________________




              _____________________________________

            United States Trust Company of New York,
                           As Trustee








                        TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE                    1

SECTION 1.01.  DEFINITIONS.                                              1
SECTION 1.02.  OTHER DEFINITIONS.                                       19
SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.       19
SECTION 1.04.  RULES OF CONSTRUCTION.                                   19

ARTICLE 2. THE NOTES                                                    20

SECTION 2.01.  FORM AND DATING.                                         20
SECTION 2.02.  EXECUTION AND AUTHENTICATION.                            21
SECTION 2.03.  REGISTRAR AND PAYING AGENT.                              21
SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.                     22
SECTION 2.05.  HOLDER LISTS.                                            22
SECTION 2.06.  TRANSFER AND EXCHANGE.                                   22
SECTION 2.07.  REPLACEMENT NOTES.                                       32
SECTION 2.08.  OUTSTANDING NOTES.                                       33
SECTION 2.09.  TREASURY NOTES.                                          33
SECTION 2.10.  TEMPORARY NOTES.                                         33
SECTION 2.11.  CANCELLATION.                                            33
SECTION 2.12.  DEFAULTED INTEREST.                                      33
SECTION 2.13.  CUSIP NUMBERS.                                           34

ARTICLE 3. REDEMPTION AND PREPAYMENT                                    34

SECTION 3.01.  NOTICES TO TRUSTEE.                                      34
SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.                       34
SECTION 3.03.  NOTICE OF REDEMPTION.                                    35
SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.                          35
SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.                             35
SECTION 3.06.  NOTES REDEEMED IN PART.                                  36
SECTION 3.07.  OPTIONAL REDEMPTION.                                     36
SECTION 3.08.  MANDATORY REDEMPTION.                                    36
SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.     36

ARTICLE 4. COVENANTS                                                    38

SECTION 4.01.  PAYMENT OF NOTES.                                        38
SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.                         38
SECTION 4.03.  REPORTS.                                                 38
SECTION 4.04.  COMPLIANCE CERTIFICATE.                                  39
SECTION 4.05.  TAXES.                                                   39
SECTION 4.06.  SALE AND LEASEBACK TRANSACTIONS.                         39
SECTION 4.07.  RESTRICTED PAYMENTS.                                     40
SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                SUBSIDIARIES.                                           42
SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                STOCK.                                                  43
SECTION 4.10.  ASSET SALES.                                             45
SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.                            46
SECTION 4.12.  LIENS.                                                   47
SECTION 4.13.  ADDITIONAL GUARANTEES.                                   47
SECTION 4.14.  CORPORATE EXISTENCE.                                     47
SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.              48
SECTION 4.16.  NO SENIOR SUBORDINATED DEBT.                             49
SECTION 4.17.  PAYMENTS FOR CONSENT.                                    49
SECTION 4.18.  BUSINESS ACTIVITIES.                                     49

ARTICLE 5. SUCCESSORS                                                   49

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.                49
SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.                       50

ARTICLE 6. DEFAULTS AND REMEDIES                                        51

SECTION 6.01.  EVENTS OF DEFAULT.                                       51
SECTION 6.02.  ACCELERATION.                                            52
SECTION 6.03.  OTHER REMEDIES.                                          53
SECTION 6.04.  WAIVER OF PAST DEFAULTS.                                 53
SECTION 6.05.  CONTROL BY MAJORITY.                                     53
SECTION 6.06.  LIMITATION ON SUITS.                                     53
SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.           54
SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.                              54
SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.                        54
SECTION 6.10.  PRIORITIES.                                              54
SECTION 6.11.  UNDERTAKING FOR COSTS.                                   55

ARTICLE 7. TRUSTEE                                                      55

SECTION 7.01.  DUTIES OF TRUSTEE.                                       55
SECTION 7.02.  RIGHTS OF TRUSTEE.                                       56
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.                            57
SECTION 7.04.  TRUSTEE'S DISCLAIMERS.                                   57
SECTION 7.05.  NOTICE OF DEFAULTS.                                      57
SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.              57
SECTION 7.07.  COMPENSATION AND INDEMNITY.                              57
SECTION 7.08.  REPLACEMENT OF TRUSTEE.                                  58
SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.                        59
SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.                           59
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.       59

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE                     59

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                DEFEASANCE.                                             59
SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.                          59
SECTION 8.03.  COVENANT DEFEASANCE.                                     60
SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.              60
SECTION 8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.          61
SECTION 8.06.  REPAYMENT TO COMPANY.                                    61
SECTION 8.07.  REINSTATEMENT.                                           62

ARTICLE 9.  AMENDMENT, SUPPLEMENT AND WAIVER                            62

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.                     62
SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.                        63
SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.                     64
SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.                       64
SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.                        64
SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.                         64

ARTICLE 10. SUBORDINATION                                               65

SECTION 10.01. AGREEMENT TO SUBORDINATE.                                65
SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.                    65
SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.                       65
SECTION 10.04. ACCELERATION OF SECURITIES.                              66
SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.                     66
SECTION 10.06. NOTICE BY COMPANY                                        66
SECTION 10.07. SUBROGATION.                                             66
SECTION 10.08. RELATIVE RIGHTS.                                         67
SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.            67
SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.                67
SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.                      67
SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.                   68
SECTION 10.13. AMENDMENTS.                                              68

ARTICLE 11. GUARANTEES                                                  68

SECTION 11.01. GUARANTEES.                                              68
SECTION 11.02. SUBORDINATION OF GUARANTEE.                              69
SECTION 11.03. EXECUTION AND DELIVERY OF GUARANTEE.                     69
SECTION 11.04. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.      69
SECTION 11.05. RELEASES OF GUARANTEES.                                  70
SECTION 11.06. LIMITATION ON GUARANTOR LIABILITY; CONTRIBUTION.         70

ARTICLE 12. MISCELLANEOUS                                               71

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.                            71
SECTION 12.02. NOTICES.                                                 71
SECTION 12.03. COMMUNICATIONS BY HOLDERS OF NOTES WITH OTHER
                HOLDERS OF NOTES.                                       72
SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.      72
SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.           72
SECTION 12.06. RULE BY TRUSTEE AND AGENTS.                              72
SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                EMPLOYEES AND STOCKHOLDERS.                             73
SECTION 12.08. GOVERNING LAW.                                           73
SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.           73
SECTION 12.10. SUCCESSORS.                                              73
SECTION 12.11. SEVERABILITY.                                            73
SECTION 12.12. COUNTERPART ORIGINALS.                                   73
SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.                        73



                            EXHIBITS


EXHIBIT A1     FORM OF NOTE

EXHIBIT A2     FORM OF TEMPORARY REGULATION S NOTES

EXHIBIT B      FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C      FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D      FORM OF CERTIFICATE FROM ACQUIRING ACCREDITED INVESTORS

EXHIBIT E      FORM OF NOTATION OF SENIOR SUBORDINATED NOTE RELATING
               TO GUARANTEE

EXHIBIT F      FORM OF SUPPLEMENTAL INDENTURE


                     Cross-Reference Table*


Trust Indenture Act Section                         Indenture Section

310(a)(1)                                                  7.10
   (a)(2)                                                  7.10
   (a)(3)                                                  N.A.
   (a)(4)                                                  N.A.
   (a)(5)                                                  7.10
   (b)                                                     7.10
   (c)                                                     N.A.
311(a)                                                     7.11
   (b)                                                     7.11
   (c)                                                     N.A.
312(a)                                                     2.05
   (b)                                                     12.03
   (c)                                                     12.03
313(a)                                                     7.06
   (b)(1)                                                  N.A.
   (b)(2)                                                  7.06
   (c)                                                  7.06;12.02
   (d)                                                     7.06
314(a)                                                  4.03;12.02
   (b)                                                     N.A.
   (c)(1)                                                  12.04
   (c)(2)                                                  12.04
   (c)(3)                                                  N.A.
   (d)                                                     N.A.
   (e)                                                     12.05
   (f)                                                     N.A.
315(a)                                                     7.01
   (b)                                                  7.05, 12.02
   (c)                                                     7.01
   (d)                                                     7.01
   (e)                                                     6.11
316(a)(last sentence)                                      2.09
   (a)(1)(A)                                               6.05
   (a)(1)(B)                                               6.04
   (a)(2)                                                  N.A.
   (b)                                                     6.07
   (c)                                                     2.12
317(a)(1)                                                  6.08
   (a)(2)                                                  6.09
   (b)                                                     2.04
318(a)                                                     12.01
   (b)                                                     N.A.
   (c)                                                     12.01

N.A. means not applicable.
----------------------
* This Cross-Reference Table is not part of the Indenture.




        This INDENTURE dated as of August 19, 1999, is among Blount, Inc., a Delaware corporation ("Blount" or the "Company"), Blount International, Inc., a Delaware corporation ("Blount International"), and BI Holdings Corp., a Delaware corporation, Benjamin F. Shaw Company, a Delaware corporation, BI, L.L.C., a
Delaware limited liability company, Blount Development Corp., a Delaware corporation, Omark Properties, Inc., an Oregon corporation, 4520 Corp., Inc., a Delaware corporation, Gear Products, Inc., an Oklahoma corporation, Dixon Industries, Inc., a Kansas corporation, Frederick Manufacturing Corporation, a Delaware corporation, Federal Cartridge Company, a Minnesota corporation, Simmons Outdoor Corporation, a Delaware corporation, Mocenplaza Development Corp., a Delaware corporation and CTR Manufacturing, Inc., a North Carolina corporation (collectively, the "Guarantors"), and United States Trust Company of New York, a

bank and trust company organized under the New York Banking Law, as trustee (the "Trustee").

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Senior Subordinated Notes due 2009 (the "Initial Notes") and the 13% Senior Subordinated Notes due 2009 (the "Exchange Notes" and, together with the Initial Notes and any Additional Notes, the "Notes"):


                           ARTICLE 1.
                  DEFINITIONS AND INCORPORATION
                          BY REFERENCE

Section 1.01.    Definitions.

          "144A Global Note" means the global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "1998  Indenture" means the Indenture dated as of  June
18,  1998  among  the Company, Blount International  and  LaSalle
National Bank, as trustee, pursuant to which the Existing Notes were originally issued.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Assets" means (i) any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days) that are used by or useful to Blount International or a Restricted Subsidiary of Blount International in a Permitted Business; or (ii) the Capital Stock of a Person that either is already at the time a Restricted Subsidiary of Blount International or becomes a Restricted Subsidiary of Blount International as a result of the acquisition of such Capital Stock by Blount International or another Restricted Subsidiary of Blount International.

          "Additional Interest" has the meaning ascribed thereto in Section 5 of the Registration Rights Agreement.

          "Additional   Notes"  means  up  to   $125,000,000   in
aggregate principal amount of Notes (other than the Initial Notes or Exchange Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

          "Adjusted Net Assets" of a Guarantor at any date means the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date and (ii) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under such Guarantee), excluding debt in respect of such Guarantee, as they become absolute and matured.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of such Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global
Note, the rules and procedures of the Depositary, Euroclear and Cedelbank that apply to such transfer or exchange.

          "Asset Disposition" means the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) of Blount International or any of its Restricted Subsidiaries in one or more related transactions.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Blount International and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.15 hereof and/or Section
5.01 hereof and not by Section 4.10 hereof, and (ii) the issuance of Equity Interests in any of Blount International's Restricted Subsidiaries or the sale of Equity Interests in any of such Restricted Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that (A) involves assets having a fair market value of less than $2,000,000 or (B) results in net proceeds to Blount International and its Restricted Subsidiaries of less than $2,000,000; (ii) a transfer of assets by Blount International to one of its Restricted Subsidiaries or by a Restricted Subsidiary of Blount International to Blount International or to another Restricted Subsidiary of Blount International; (iii) an issuance of Equity Interests by a Restricted Subsidiary of Blount International to Blount International or to another Restricted Subsidiary of Blount International; (iv) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (v) the sale or other disposition of cash or Cash Equivalents; (vi) the sale, conveyance or other transfer of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in connection with a Qualified Receivables Transaction; and (vii) foreclosures on assets; and (viii) a Restricted Payment permitted by or a Permitted Investment that is not prohibited by Section 4.07 hereof.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest borne by the Notes, compounded annually.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), that "person" shall be deemed to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

          "Board of Directors" means: (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board;
(ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business  Day"  means  any  day  other  than  a  Legal
Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash  Equivalents" means:  (i) United States  dollars;
(ii)  securities  issued  or directly  and  fully  guaranteed  or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500,000,000; (iv) repurchase obligations of any lender party to any Credit Facility or of any commercial bank satisfying the requirements of clause (iii) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States government; (v) commercial paper of a domestic issuer rated at least P-2 by Moody's or A-2 by S&P, or carrying an equivalent rating by a nationally recognized rating agency if both of Moody's and S&P cease publishing ratings of investments; (vi) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (vii) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender party to any Credit Facility or any commercial bank satisfying the requirements of clause (iii) of this definition; (viii) in the case of Foreign Subsidiaries operating in Europe, available cash invested in interest bearing accounts, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any commercial bank having a class of debt securities rated at least A- by S&P or A-3 by Moody's; (ix) in the case of Foreign Subsidiaries operating in Brazil, available cash invested in (A) interest bearing accounts and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any Brazilian commercial bank having a class of debt securities rated at least B+ by S&P or B-1 by Moody's or (B) export notes in U.S. dollars issued by a Brazilian commercial bank with maturities of 90 days or less from the date of acquisition; provided that if export notes are not available, available cash may be invested in certificates of deposit issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition and denominated in Brazilian reals swapped for U.S. dollars pursuant to an agreement related to Hedging Obligations to protect against currency devaluation; provided, further, that the aggregate principal amount of available cash invested pursuant to this clause (ix) at any time outstanding shall not exceed $10,000,000; or (x) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition.

          "Cedelbank" means Cedelbank, societe anonyme.

          "Change of Control" means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Blount International and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or its Related Parties, except for a transaction (A) in which the transferee becomes the obligor in respect of the Notes; and (B) following which the transferee is a Domestic Subsidiary and a Wholly Owned Subsidiary of the transferor; (ii) the adoption of a plan relating to the liquidation or dissolution of Blount International, other than a plan solely relating to the liquidation or dissolution of the Company into Blount International; (iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Blount International, measured by voting power rather than number of shares; (iv) the first day on which a majority of the members of the Board of Directors of Blount International are not Continuing Directors; or (v) the consolidation or merger of Blount International with or into, any Person, or the consolidation or merger of any Person with or into, Blount International, pursuant to a transaction in which any of the outstanding Voting Stock of Blount International or the other Person is converted into or exchanged for cash, securities or other property, other than any transaction where the Voting Stock of Blount International outstanding immediately prior to that transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting at least a majority of the outstanding shares of the Voting Stock of the surviving or transferee Person (immediately after giving effect to the issuance). For the purpose of this definition, any transfer of any equity of an entity that was formed for the purpose of acquiring Voting Stock of Blount International will be deemed to be a transfer of equity interest in Blount International.

          "Commission"   means   the  Securities   and   Exchange
Commission.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus: (i) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (to the extent such losses were deducted in computing such Person's Consolidated Net Income); plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Person's Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and without duplication, and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Person's Consolidated Net Income; plus
(iv) all one-time fees, costs, expenses (including cash compensation payments), in each case incurred by Blount International and its Restricted Subsidiaries (A) in connection with the Recapitalization of Blount International and (B) incurred in connection with or resulting from any other merger, consolidation, recapitalization or acquisition occurring after the Issue Date; plus (v) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Person's Consolidated Net Income; minus (vi) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Blount International shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Blount International only to the extent that a corresponding amount would be permitted at the date of determination to be directly or indirectly dividended to Blount International by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          Notwithstanding  the  foregoing, for  the  purposes  of
Section 4.07 hereof only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Blount International or a Restricted Subsidiary of Blount International to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such
Section 4.07 pursuant to clause (c)(iii) thereof.

          "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company or Blount International, as applicable, who (i) was a member of such Board of Directors on the Issue Date hereof; or
(ii) was nominated for election or elected to such Board of Directors of the Company or Blount International, as applicable, with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be located at 114 West 47th Street, 25th Floor, Mail Stop HQ 25, New
York, New York 10036-1532, or such other address as to which the Trustee may give notice to the Company.

          "Credit Facilities" means one or more debt facilities (including the New Credit Facilities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, restated, modified, supplemented, renewed, refunded, refinanced, restructured, replaced, repaid or extended in whole or in part from time to time.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with
Article 2 hereof, substantially in the form of Exhibit A1 hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Noncash Consideration" means the fair market value of noncash consideration received by Blount International or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a sale of the Designated Noncash Consideration.

          "Designated Senior Debt" means (i) any Indebtedness under the New Credit Facilities and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $25,000,000 or more and that has been designated by the Company as a "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or Blount International, as applicable, to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or Blount International, as applicable, may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

          "Distribution  Compliance  Period"  means  the   40-day
distribution compliance period as defined in Regulation S.

          "Domestic  Subsidiary" means any Subsidiary  of  Blount
International that was formed under the laws of the United States or any state thereof or the District of Columbia.

          "Equity   Interests"  means  Capital  Stock   and   all
warrants,  options or other rights to acquire Capital Stock  (but
excluding  any  debt  security  that  is  convertible  into,   or
exchangeable for, Capital Stock).

          "Equity  Offering" means any public or private offering
of Capital Stock (excluding Disqualified Stock) of the Company or
Blount  International,  other  than  any  private  sales  to   an
Affiliate of the Company or Blount International.

          "Euroclear" means Morgan Guaranty Trust Company of  New
York, Brussels office, as operator of the Euroclear system.

          "Exchange  Act"  means the Securities Exchange  Act  of
1934, as amended.

          "Exchange Notes" means the Notes, together with the related Guarantees, issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of Blount and its Subsidiaries (other than Indebtedness under the New
Credit Facilities) in existence on the Issue Date, until such amounts are repaid.

          "Existing   Notes"  means  the  $150,000,000   original
aggregate principal amount of 7% Senior Notes due 2005 of Blount issued under the 1998 Indenture.

          "Fixed Charges" means, with respect to any specified Person or any of its Restricted Subsidiaries for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, when first paid or accrued and without duplication (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations); plus (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); plus (iv) the product of (A) all dividends, whether paid or accrued, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for that period; provided, however, that: (i) if (x) Blount International or any of its Restricted Subsidiaries has issued, assumed, guaranteed, incurred or otherwise becomes directly or indirectly liable, contingently or otherwise, for ("incurred") any Indebtedness, (y) Blount International or the Company has issued any Disqualified Stock, or (z) any of their respective Subsidiaries has issued any Preferred Stock, in each case, since the beginning of such period that remains outstanding, or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock, or any combination of the above, Consolidated Cash Flow and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness, Disqualified Stock or Preferred Stock as if such Indebtedness, Disqualified Stock or Preferred Stock had been incurred or issued on the first day of such period and the discharge or redemption of any other Indebtedness, Disqualified Stock or Preferred Stock repaid, repurchased, redeemed, defeased or otherwise discharged with the proceeds of that new Indebtedness, Disqualified Stock or Preferred Stock as if such discharge or redemption had occurred on the first day of such period; (ii) if Blount International or any of its Restricted Subsidiaries has repaid, repurchased, redeemed, defeased or otherwise discharged any Indebtedness, Disqualified Stock or Preferred Stock since the beginning of such period or if any Indebtedness, Disqualified Stock or Preferred Stock is to be repaid, repurchased, redeemed, defeased or otherwise  discharged  (in  each  case  other  than  Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, Consolidated Cash Flow and Fixed Charges for such period shall be calculated on a pro forma basis as if such discharge or redemption had occurred on the first day of such period and as if Blount International or such Restricted Subsidiary of Blount International has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, redeem, defease or otherwise discharge such Indebtedness, Disqualified Stock or Preferred Stock; (iii) if since the beginning of such period Blount International or any Restricted Subsidiary of Blount International shall have made any Asset Disposition, the Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated Cash Flow (if negative), directly attributable thereto for such period and Fixed Charges for such period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness, Disqualified Stock or Preferred Stock of Blount International or any Restricted Subsidiary of Blount International repaid, repurchased, redeemed, defeased or otherwise discharged with respect to Blount International and its continuing Restricted Subsidiaries in connection with the Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of Blount International is sold, the Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary of Blount International to the extent Blount International and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after that sale); (iv) if since the beginning of such period Blount International or any Restricted Subsidiary of Blount International (by merger, consolidation or otherwise) shall have made an Investment in any Restricted Subsidiary of Blount
International (or such Person which becomes a Restricted Subsidiary of Blount International) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or the issuance of any Disqualified Stock or Preferred Stock) as if such Investment or acquisition occurred on the first day of such period; and (v) if since the beginning of such period such Person (that subsequently became a Restricted Subsidiary of Blount International, or was merged or consolidated with or into Blount International or any Restricted Subsidiary of Blount International, since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(iii)  or  (iv)  above  if  made by  Blount  International  or  a
Restricted Subsidiary of Blount International, during such period, Consolidated Cash Flow and Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, including through merger, consolidated or otherwise, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred or Disqualified Stock or Preferred Stock issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Blount International in accordance with Regulation S-X of the Securities Act, but without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income. If any Indebtedness, Disqualified Stock or Preferred Stock bears a floating rate of interest or dividends and is being given pro forma effect, such interest or dividends shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement related to Hedging Obligations applicable to the Indebtedness, Disqualified Stock or Preferred Stock if the agreement related to Hedging Obligations has a remaining term in excess of 12 months).

          "Foreign Subsidiary" means a Restricted Subsidiary that is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global
Notes, substantially in the form of Exhibits A1 or A2 hereto issued in accordance with Article 2 hereof.

          "Global  Note  Legend" means the legend  set  forth  in
Section 2.06(g)(ii) hereof to be placed on all Global Notes issued under this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Guarantee" means the Guarantee of the Notes by each of the Guarantors pursuant to Article 11 hereof and in the form of Notation on Senior Subordinated Note Relating to Guarantee attached as Exhibit E hereto and any additional Guarantee of the Notes to be executed by any Restricted Subsidiary of Blount International pursuant to Section 4.13 hereof.

          "Guarantors"  means  each of (i) Blount  International;
(ii) BI Holdings Corp., a Delaware corporation; Benjamin F. Shaw Company, a Delaware corporation; BI, L.L.C., a Delaware limited liability company; Blount Development Corp., a Delaware corporation; Omark Properties, Inc., an Oregon corporation; 4520 Corp., Inc., a Delaware corporation; Gear Products, Inc., an Oklahoma corporation; Dixon Industries, Inc., a Kansas corporation; Frederick Manufacturing Corporation, a Delaware corporation; Federal Cartridge Company, a Minnesota corporation; Simmons Outdoor Corporation, a Delaware corporation; Mocenplaza Development Corp., a Delaware corporation; and CTR Manufacturing, Inc., a North Carolina corporation; and (iii) any other Subsidiary of Blount International that executes a Guarantee in accordance with the provisions of this Indenture; and their respective successors.

          "Hedging  Obligations"  means,  with  respect  to   any
specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) foreign exchange contracts and currency swap agreements; and (iii) other agreements or arrangements entered into in the ordinary course of business and designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Holder" means a Person in whose name a Note is registered.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker's acceptances; (iv) representing Capital Lease Obligations; (v) in respect of all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); or (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured. The term "Indebtedness" also includes, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (A) an accrued expense, (B) trade payables and (C)
Obligations in respect of workers' compensation, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. Notwithstanding the foregoing, the term "Indebtedness" will also exclude customary earn-out arrangements entered into in connection with the purchase by Blount
International or any Restricted Subsidiary of Blount International of any business pursuant to which the seller may become entitled to additional consideration depending on the performance or such business; provided, however, that at the time the arrangement is entered into the amount of that consideration is contingent upon future events (other than the lapse of time) and, to the extent that consideration thereafter becomes a fixed amount payable by Blount International or a Restricted Subsidiary of Blount International, the amount is paid within 30 days thereafter.

          The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture"  means  this  Indenture,  as   amended   or
supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial   Notes"  means  $325,000,000   in   aggregate
principal amount of Notes issued under this Indenture on the date hereof.

          "Institutional    Accredited   Investor"    means    an
institution that is an "accredited investor" as defined  in  Rule
501(a)(1), (2), (3) or (7) under the Securities Act.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees or other obligations), advances or capital contributions (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business and (y) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other similar extensions of credit, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Blount
International or any Restricted Subsidiary of Blount International sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Blount International such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Blount International, Blount International shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.07 hereof.

          "Issue Date" means the date on which the notes are originally issued.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lehman Accredited Investor" means each of the officers or directors of Lehman Brothers Inc. or its affiliates that is an "accredited investor" as defined in Rule 501(a)(5) or (6) under the Securities Act and his or her spouse, if applicable, that will take delivery of a Note in the form of a Restricted Definitive Note..

          "Lehman  Brothers  Merchant  Banking  Partners"   means
Lehman Merchant Banking Partners II L.P. and its affiliated co-investors.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are
(i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250,000,000; provided that the excess of: (A) the aggregate amount of securities of any one such corporation held by Blount International and any of its Restricted Subsidiaries over (B) ten times the average daily trading volume of the securities during the 20 immediately preceding trading days will be deemed not to be Marketable Securities; in each case as determined on the date of the contract relating to such Asset Sale.

          "Merger Agreement" means the Agreement and Plan of Merger and Recapitalization dated as of April 18, 1999 between Blount International and Red Dog Acquisition whereby Blount International will merge with Red Dog Acquisition at the Issue Date with Blount International surviving the merger and retaining its name.

          "Moody's" means Moody's Investors Service, Inc. or any successor to its rating agency business.

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (and loss), together with any related provision for taxes on such gain
(loss), realized in connection with: (A) any Asset Sale (including dispositions pursuant to sale and leaseback transactions); or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) any extraordinary gain (and loss), together with any related provision for taxes on such extraordinary gain (and loss).

          "Net Proceeds" means the aggregate cash proceeds received by Blount International or any of its Restricted Subsidiaries (i) in respect of any issuance or sale of any Capital Stock and (ii) in respect of any Asset Sale (including in each case any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of an assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of: (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued and as a liability under GAAP, as a consequence of such Asset Sale, after taking into account any available tax credits or deductions and any tax sharing arrangements; (B) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; (C) all direct costs, including all legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result; and (D) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "New Credit Facilities" means the credit agreement, dated as of the Issue Date, by and among the Company as borrower, Blount International, Lehman Brothers Inc., as advisor, lead arranger and book manager, Lehman Commercial Paper Inc. as syndication agent, Bank of America, N.A. as administrative agent and the several banks and other financial institutions or entities from time to time parties thereto, as syndication agent, providing for up to $400,000,000 of term loan borrowings and up to $100,000,000 of revolving credit borrowings, including any related notes, collateral documents, letters of credit and related documentation, and guarantees and any appendices, exhibits, or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise).

          "Non-Recourse Debt" means Indebtedness: (i) as to which neither Blount International nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (B) is directly or indirectly liable as a guarantor or otherwise, or (C) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Blount International or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the incurrence of which will not result in any recourse to the stock or assets of Blount International or any of its Restricted Subsidiaries other than to Equity Interests of Unrestricted Subsidiaries pledged for the benefit of lenders to those Unrestricted Subsidiaries.

          "Non-U.S.  Person" means a Person who  is  not  a  U.S.
Person.

          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the Offering Memorandum of the Company dated August 16, 1999 with respect to the Notes.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of Blount International or the Company by two Officers of Blount International or the Company, as the case may be, one of whom must be the principal executive officer, the principal financial officer or such other officer authorized by Blount International or the Company, as the case may be, that meets the requirements of Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to Blount International or the Company, any Subsidiary of Blount International or the Company or the Trustee.

          "Participant" means, with respect to DTC, Euroclear or Cedelbank, a Person who has an account with DTC, Euroclear or Cedelbank, respectively (and, with respect to DTC, shall include
Euroclear and Cedelbank).

          "Permitted Business" means the businesses conducted (or proposed to be conducted, including activities referred to as being contemplated by Blount International, as described or referred to in this Offering Memorandum) by Blount International and its Restricted Subsidiaries as of the Issue Date and any and all other businesses that in the good faith judgment of the Board of Directors of Blount International are reasonably related, ancillary or complementary businesses, including (i) reasonably related extensions or expansions thereof and (ii) businesses that employ reasonably comparable manufacturing processes.

          "Permitted Investments" means: (i) any Investment in Blount International or in a Restricted Subsidiary of Blount International; (ii) any Investment in Cash Equivalents; (iii) any Investment by Blount International or any Restricted Subsidiary of Blount International in a Person engaged in a Permitted Business, if as a result of such Investment: (A) such Person becomes a Restricted Subsidiary of Blount International; or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Blount International or a Restricted Subsidiary of Blount International; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or the disposition of assets not constituting an Asset Sale; (v) guarantees (including Guarantees) of Indebtedness permitted under
Section  4.09  hereof;  (vi) any Investment  acquired  by  Blount
International or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by Blount International or any of its Restricted Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by Blount International or any of its Restricted Subsidiaries with respect to such secured Investment; (vii) any Investment by Blount International or a Restricted Subsidiary of Blount International in connection with deferred compensation trust arrangements existing, and as in effect, on the Issue Date and as amended thereafter; provided, however, that any future amendment to any such existing arrangements will only be permitted pursuant to this clause (vii) to the extent that the terms of the amendment are not otherwise disadvantageous to the Holders of Notes in any material respect;
(viii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Blount International; (ix) Hedging Obligations permitted to be incurred under Section 4.09 hereof; (x) loans and advances to employees and officers of Blount International and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed an aggregate of $2,500,000 at any one time outstanding; (xi) any Investment by Blount International or a Restricted Subsidiary of Blount International in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, that the Investment in any Person is in the form of a Purchase Money Note, an equity interest or an interest in accounts receivable generated by Blount International or a Restricted Subsidiary of Blount International and transferred to any Person in connection with a Qualified Receivables Transaction or any Person owning those accounts receivable; (xii) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value that, when taken together with all other outstanding Investments made pursuant to this clause (xii), does not exceed in aggregate amount 10% of Total Assets at the time of this Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (xiii) any Investment (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value that, when taken together with all other outstanding Investments made pursuant to this clause (xiii), does not exceed in aggregate amount $25,000,000 at the time of this Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "Permitted Junior Securities" means: (i) Equity Interests in the Company or any Guarantor; or (ii) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture.

          "Permitted Liens" means: (i) Liens on assets of Blount International, the Company and any Restricted Subsidiary of Blount International securing Senior Debt, including under the New Credit Facilities and the 1998 Indenture, that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or the Guarantors or, in the case of a Foreign Subsidiary, Liens securing Indebtedness or other obligations of such Foreign Subsidiary owing to Blount International, the Company or any Wholly Owned Restricted Subsidiary thereof; (iii) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with Blount International or any Restricted Subsidiary of Blount International; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Blount International or such Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); (iv) Liens on property existing at the time of acquisition thereof by Blount International or any Restricted Subsidiary of Blount International, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or letters of credit permitted by clause (vi) of the second paragraph of Section 4.09 hereof, or other obligations of a like nature incurred in the ordinary course of business; (vi) pledges or deposits by Blount International or any Restricted Subsidiary of Blount International under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Blount International or such Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Blount International or such Restricted Subsidiary or deposits of cash or United States government bonds to secure surety or appeal bonds to which Blount International or such Restricted Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (vii)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of
Section 4.09 hereof, covering only the assets acquired with such Indebtedness; (viii) Liens existing on the Issue Date; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens on the assets of Unrestricted Subsidiaries, or on the Equity Interests of Unrestricted
Subsidiaries, that secure Non-Recourse Debt of Unrestricted Subsidiaries not otherwise prohibited by this Indenture; (xi) Liens on accounts receivable and related assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction; (xii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against Blount International or any Restricted Subsidiary of Blount International with respect to which Blount International or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Blount International or such Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Blount International or such Restricted Subsidiary to provide collateral to the depository institution; (xiii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (xiv) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, or Liens incidental to the conduct of the business of Blount International or its Subsidiaries or to the ownership of its properties, as applicable, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by Blount International or its Subsidiaries) or interfere with the ordinary conduct of the business of Blount International or its Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (xv) Liens securing Hedging Obligations; provided that such Liens are only secured by property or assets that secure the Indebtedness related to the Hedging Obligation or the property securing Indebtedness under clause (i) of the second paragraph of Section 4.09 hereof; (xvi) Liens to secure Indebtedness permitted by clause (xv) of the second paragraph of
Section 4.09 hereof; (xvii) Liens to secure any refinancings, extensions, renewals, refunds, repayments, prepayments, redemptions, defeasance, retirements, exchanges or replacements (collectively "refinancings") (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred  to  in  the  foregoing clauses (iii),  (iv),  (vii)  or
(viii); provided, however, that: (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause
(iii), (iv), (vii) or (viii) above at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

          Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (iii), (iv) or (vii) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to
Section  4.10 hereof.  For purposes of this definition, the  term
"Indebtedness" shall be deemed to include interest on such Indebtedness.

          "Permitted Refinancing Indebtedness" means any Indebtedness of Blount International or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Blount International or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all reasonable expenses and premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is incurred either by Blount International or by the Restricted Subsidiary of Blount International who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government, or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

          "Principal"  means  Lehman  Brothers  Merchant  Banking
Partners and any of its Affiliates.

          "Purchase Agreement" means the Purchase Agreement dated as of August 16, 1999 among the Company, the Guarantors and Lehman Brothers Inc. as initial purchaser.

          "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to Blount International or any Restricted Subsidiary of Blount International in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

          "QIB"  means  a  "qualified  institutional  buyer"   as
defined in Rule 144A.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Blount International or any Restricted Subsidiary of Blount International pursuant to which Blount International or any Restricted Subsidiary of Blount International may sell, convey or otherwise transfer to (A) a Receivables Subsidiary (in the case of a transfer by Blount International or any Restricted Subsidiary of Blount International) and (B) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Blount International or any Restricted Subsidiary of Blount International and any asset related thereto including all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

          "Recapitalization" refers to a series of recapitalization transactions which includes the issuance of the Initial Notes hereunder, together with an equity contribution of approximately $417,500,000 from Lehman Brothers Merchant Banking, its affiliated co-investors and certain members of Blount International's senior management and borrowings under the New Credit Facilities, which will be used to fund the acquisition by Lehman Brothers Merchant Banking, its affiliated co-investors and certain members of Blount International's senior management at the Issue Date of approximately 90.4% of Blount International pursuant to the Merger Agreement and to pay transaction fees and expenses incurred in connection therewith.

          "Receivables Subsidiary" means a Wholly Owned Subsidiary of Blount International (other than the Company or a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of Blount International (as provided below) as a Receivables Subsidiary: (i) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (A) is guaranteed by Blount International or any other Restricted Subsidiary of Blount International (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates Blount International or any other Restricted Subsidiary of Blount International in any way other than pursuant to Standard Securitization Undertakings, or (C) subjects any property or asset of Blount International or any other Restricted Subsidiary of Blount International, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) with which neither Blount International nor any other Restricted Subsidiary of Blount International has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Blount International or the other Restricted Subsidiary of Blount International than those that might be obtained at the time from Persons that are not Affiliates of Blount International, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and (iii) as to which neither Blount
International nor any other Restricted Subsidiary of Blount International has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          Any designation of a Subsidiary of Blount International as a Receivables Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of Blount International giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.

          "Red  Dog Acquisition" means Red Dog Acquisition, Corp.
a  Delaware corporation and a Wholly Owned Subsidiary  of  Lehman
Brothers Merchant Banking Partners.

          "Registration Rights Agreement" means the Exchange  and
Registration  Rights  Agreement dated the Issue  Date  among  the
Company, the Guarantors and Lehman Brothers Inc., as the initial purchaser.

          "Regulation S" means Regulation S promulgated under the Securities Act.

          "Regulation  S  Global  Note"  means  a  Regulation   S
Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes upon expiration of the Distribution Compliance Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and the Global Note Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

          "Related Party" means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the
Principal and/or such other Persons referred to in the immediately preceding clause (i).

          "Representative" means the Trustee or other trustee, agent or representative for any Senior Debt.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Notes" means the 144A Global Note and the Regulation S Temporary Global Note, each of which shall bear the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted
Subsidiary.

          "Rule 144" means Rule 144 under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 903" means Rule 903 under the Securities Act.

          "Rule 904" means Rule 904 under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" means: (i) all Indebtedness of Blount International or any of its Restricted Subsidiaries outstanding under Credit Facilities, including under the New Credit Facilities, and all Hedging Obligations with respect thereto;
(ii) any other Indebtedness, including under the 1998 Indenture, of the Company, Blount International or any of their respective Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii).

          Notwithstanding anything to the contrary in the preceding, Senior Debt will not include: (i) any liability for Federal, state, local or other taxes owed or owing by the Company or Blount International; (ii) any Indebtedness of the Company or Blount International to any of its Subsidiaries or other Affiliates; (iii) any trade payables; or (iv) the portion of any Indebtedness that is incurred in violation of this Indenture.

          "Shelf   Registration  Statement"   means   the   Shelf
Registration  Statement  as defined in  the  Registration  Rights
Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof; provided that all Unrestricted Subsidiaries of Blount International shall be excluded from all calculations under Rule 1-02(w) of Regulation S-X.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Blount International or any Restricted Subsidiary of Blount International which are reasonably customary in an accounts receivable transaction.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary"  means,  with  respect  to  any  specified
Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "TIA"  means the Trust Indenture Act of 1939 (15 U.S.C.
  77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Assets" means, as of any date, Blount International's total consolidated assets as of that date, as determined in accordance with GAAP. To the extent that information is not available as to the amount of total consolidated assets as of a specific date, Blount International may utilize the most recent available information for purposes of calculating Total Assets.

          "Transaction Documents" means the documents related to:
(i) the Recapitalization of Blount International on the Issue Date and the related equity contributions; (ii) the Indebtedness under the New Credit Facilities; and (iii) this Indenture and the Notes.

          "Transfer Restricted Securities" means securities that bear or are required to bear the Private Placement Legend set forth in Section 2.06(g)(i) hereof.

          "Trustee" means the party named as such above  until  a
successor   replaces  it  in  accordance  with   the   applicable
provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Global Note" means one or more global Notes, in the form of Exhibit A1 attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

          "Unrestricted  Definitive  Note"  means  one  or   more
Definitive Notes that do not and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary of Blount International (other than the Company) that is designated by the Board of Directors of Blount International as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with Blount International or any Restricted Subsidiary of Blount International (other than in connection with the pledge of the Equity Interests of such Unrestricted Subsidiary) unless the terms of such agreement, contract, arrangement or understanding are no less favorable to Blount International or its Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Blount International; (iii) is a Person with respect to which neither Blount International nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for such Indebtedness of Blount International or any of its Restricted Subsidiaries; and (v) has at least one director on its Board of Directors that is not a director or executive officer of Blount International or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Blount International or any of its Restricted Subsidiaries.

          Any designation of a Subsidiary of Blount International as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of Blount International giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Blount International as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, Blount International shall be in default of such covenant. The Board of Directors of Blount International may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Blount International; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Blount International of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of such four-quarter reference period; and (ii) no Default would be continuing following such designation.

          "U.S.  Person" means a U.S. person as defined  in  Rule
902(o) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying
(A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals, in each case, to the extent mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals, in each case, to the extent mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.    Other Definitions.

                                              Defined in
          Term                                 Section

     "Affiliate Transaction"                      4.11
     "Asset Sale Offer"                           4.10
     "Change of Control Offer"                    4.15
     "Change of Control Payment"                  4.15
     "Change of Control Payment Date"             4.15
     "Covenant Defeasance"                        8.03
     "DTC"                                        2.03
     "Event of Default"                           6.01
     "Funding Guarantor"                         11.06
     "Global Note Legend"                         2.06
     "Excess Proceeds"                            4.10
     "incur"                                      4.09
     "Legal Defeasance"                           8.02
     "Offer Amount"                               3.09
     "Offer Period"                               3.09
     "Paying Agent"                               2.03
     "Payment Blockage Notice"                   10.03
     "Purchase Date"                              3.09
     "Permitted Debt"                             4.09
     "Payment Default"                            6.01(f)
     "Registrar"                                  2.03
     "Restricted Payments"                        4.07

Section 1.03.    Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.    Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)    provisions  apply  to  successive   events   and
     transactions;

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

          (7)  "including" means including without limitation.


                           ARTICLE 2.
                            THE NOTES

Section 2.01.    Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A1 or A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby  may  from  time  to  time be reduced  or  increased,  as
appropriate,   to   reflect  exchanges   and   redemptions.   Any
endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c)   Temporary Global Notes.       Notes  offered  and
sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Corporate Trust Office of the
Trustee, as custodian for the Depositary, and registered in the name of the nominee of the Depositary for credit to the accounts of designated agents holding on behalf of Euroclear or Cedelbank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedelbank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the
Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by
Section 2.06(b) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Euroclear and Cedelbank Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedelbank shall be applicable to interests in the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedelbank.

Section 2.02.    Execution and Authentication.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A  Note  shall not be valid until authenticated by  the
manual   signature  of  the  Trustee.  The  signature  shall   be
conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

          The Notes will be limited in aggregate principal amount to $450,000,000, of which $325,000,000 will be issued on the date hereof. The Company may issue Additional Notes from time to time after the offering of the Initial Notes. Any offering of Additional Notes is subject to Section 4.09 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03.    Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The  Company  initially appoints The  Depository  Trust
Company  ("DTC") to act as Depositary with respect to the  Global
Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04.    Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.    Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA 312(a).

Section 2.06.    Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06, 2.07 and 2.10 hereof. Every Note authenticated and made available for delivery in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.06,
2.07 or 2.10 hereof, shall be authenticated and made available for delivery in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than transfers of beneficial interests in a Global Note to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the specified Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
     Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to
     (x) the expiration of the Distribution Compliance Period and
     (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
     Upon  an  Exchange Offer by the Company in  accordance  with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the
     Unrestricted Global Note. Beneficial interests in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Note or transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global
     Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)    any   such  transfer  is  effected   by   a
          Participating  Broker-Dealer pursuant to  the  Exchange
          Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3)   in  each  such case set forth  in  this
          subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in any Restricted Global Note.

          (c)   Transfer or Exchange of Beneficial Interests  for
Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E)    if   such  beneficial  interest  is   being
          transferred  to  a  Lehman Accredited  Investor  or  an
          Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
          (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and, to the extent required by item 3(d) of Exhibit B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Temporary Global Notes for Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause
     (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Notwithstanding
     Section 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)    any   such  transfer  is  effected   by   a
          Participating  Broker-Dealer pursuant to  the  Exchange
          Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3)   in  each  such case set forth  in  this
          subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest in a Restricted Global Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in
     Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Restricted Definitive Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

          (d)   Transfer  or  Exchange of  Definitive  Notes  for
Beneficial Interests.

          (i)    Restricted   Definitive  Notes   to   Beneficial
     Interests in Restricted Global Notes. If any Holder of Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

               (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Notes are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Notes are being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Notes are being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such Restricted Definitive Notes are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Definitive Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clauses (B), (D), (E) and (F) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of Restricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)    any   such  transfer  is  effected   by   a
          Participating  Broker-Dealer pursuant to  the  Exchange
          Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3)   in  each  such case set forth  in  this
          subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of Unrestricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the Unrestricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

          (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(ii)(B), (ii)(D) or (iii) above.

          (e) Transfer and Exchange of Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney-in-fact, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
          (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver
          (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, (y) to the extent required by item 3(d) of Exhibit B hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate from the transferee in the form of Exhibit D hereto.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Restricted Definitive Notes may be exchanged by any Holder thereof for an Unrestricted Definitive Note or transferred to Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)    any   such  transfer  is  effected   by   a
          Participating  Broker-Dealer pursuant to  the  Exchange
          Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3)   in  each  such case set forth  in  this
          subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (iv) Transfer or Exchange of Unrestricted Definitive Notes to Restricted Definitive Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights
Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (x) broker-
dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.

               (A) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS
          NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
          NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE
          (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

               (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph
          (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii),
          (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
          2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
          SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii)      Regulation S Temporary Global  Note  Legend.
     The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

          (i)   General  Provisions  Relating  to  Transfers  and
Exchanges.

          (i)    To   permit   registrations  of  transfers   and
     exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10,
     4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
     Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of
     Section 2.02 hereof.

Section 2.07.    Replacement Notes.

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.    Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section
2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.    Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.10.    Temporary Notes.

          Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.    Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.    Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.    CUSIP Numbers.

          The Company in issuing the Notes may use "CUSIP," "CINS," and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, CINS or ISIN numbers as applicable, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, CINS or ISIN numbers.


                           ARTICLE 3.
                    REDEMPTION AND PREPAYMENT

Section 3.01.    Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.    Selection of Notes to be Redeemed.

          If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of less than $1,000 shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          As of the date hereof, the Notes are not listed on any national securities exchange. The Company shall give written notice to the Trustee of any such listing promptly after it becomes effective.

Section 3.03.    Notice of Redemption.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The  notice  shall identify the Notes  to  be  redeemed
(including CUSIP, CINS or ISIN numbers, if any) and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e)    that  Notes  called  for  redemption   must   be
surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)    that  no  representation  is  made  as  to   the
correctness or accuracy of the CUSIP, CINS or ISIN number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.    Effect of Notice of Redemption.

          Once  notice of redemption is mailed in accordance with
Section   3.03   hereof,  Notes  called  for  redemption   become
irrevocably due and payable on the redemption date at the redemption price.

Section 3.05.    Deposit of Redemption Price.

          Prior to 11:00 a.m. on the Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06.    Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.    Optional Redemption.

          (a) Except as set forth in clause (b) of this Section 3.07, the Notes shall not be redeemable at the Company's option prior to August 1, 2004. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          Year                         Percentage
          2004                           106.500%
          2005                           104.333%
          2006                           102.167%
          2007 and thereafter            100.000%

          (b) Notwithstanding the foregoing clause (a), on or prior to August 1, 2002, the Company may on any one or more occasions redeem up to an aggregate of 35% of the Notes originally issued at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Blount International that are contributed to the Company as common equity capital; provided that at least 65% of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption (excluding Notes held by Blount International, the Company and their Subsidiaries); and provided, further, that any such redemption must occur within 90 days of the date of the closing of such Equity Offering.

Section 3.08.    Mandatory Redemption.

          Except as set forth under Sections 4.10 and 4.15 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Section 3.09.    Offer to Purchase by Application of Excess
            Proceeds.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer to all Holders to purchase Notes, it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale
Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other  than  as specifically provided in  this  Section
3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                           ARTICLE 4.
                            COVENANTS

Section 4.01.    Payment of Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Blount International or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 4.02.    Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The  Company  hereby  designates  the  Corporate  Trust
Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.    Reports.

          So long as any Notes are outstanding, Blount International shall furnish to the Holders of Notes, within 15 days after the time Blount International would be required to file such information with the Commission, if it were subject to
Section 13 or 15(d) of the Exchange Act: (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if Blount International were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Blount International's certified independent accountants; and (b) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form) if Blount International were required to file such reports.

          If Blount International has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Blount International and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Blount International.

          In addition, Blount International shall file a copy of all information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept that filing) and make that information available to securities analysts and prospective investors upon request. Blount International and the Guarantors have also agreed that, for so long as any Notes are not freely transferable under the Securities Act, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.    Compliance Certificate.

          (a) Blount International shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Blount International and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Blount International and the Company have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, Blount International and the Company have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Blount International or the Company are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Blount International or the Company are taking or propose to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of Blount International's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Blount International or the Company has violated any provisions of
Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Blount International or the Company is taking or proposes to take with respect thereto.

Section 4.05.    Taxes.

          Blount International shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.    Sale and Leaseback Transactions.

          Blount International shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Blount International or any Restricted Subsidiary may enter into a sale and leaseback transaction if: (i) Blount International or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09 hereof; (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as (if in excess of $20,000,000) determined in good faith by Blount International and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and Blount International or that Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10 hereof.

Section 4.07.    Restricted Payments.

          Blount International shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on account of Blount International's or any of its Restricted Subsidiaries' Equity Interests (including any distribution, dividend or payment in connection with any merger or consolidation involving Blount International or any of its Restricted Subsidiaries) or to the direct or indirect holders of Blount International's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, except for dividends or distributions that are payable in Equity Interests (other than Disqualified Stock) of Blount International or payable to Blount International or a Restricted Subsidiary of Blount International;
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Blount International) any Equity Interests of the Company, Blount International or any direct or indirect parent of Blount International; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Guarantees, except the scheduled payment of interest and Additional Interest, if any, or principal and premium, if any, at the Stated Maturity of the Indebtedness that is subordinated to the Notes or the Guarantees or Indebtedness that is permitted under clause (viii) of Section 4.09 hereof, or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) at the date of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, Blount International would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof;

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii),
(iv), (vi), (vii) and (viii) of the next succeeding paragraph) is less than or equal to the sum, without duplication, of (i) 50% of the Consolidated Net Income of Blount International for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date through the last full fiscal quarter of Blount International for which internal financial statements are available at the time of that Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, minus 100% of the deficit); plus (ii) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by Blount International since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Blount International (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Blount International that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Blount International); plus (iii) an amount equal to the lesser of (A) the sum of the net reduction in the Restricted Investments made by Blount International or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of the Restricted Investment by such Person, proceeds realized on the sale of the Restricted Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by Blount International or any of its Restricted Subsidiaries and (B) the initial amount of such Restricted Investments; plus (iv) if any Unrestricted Subsidiary is redesignated by Blount International as a Restricted Subsidiary of Blount International after the Issue Date, an amount equal to the lesser of (A) the net book value of Blount International's Investment in the Unrestricted Subsidiary at the time of the redesignation and (B) the fair market value of Blount International's Investment in the Unrestricted Subsidiary at the time of the redesignation.

          The preceding provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the dividend would have complied with the provisions of this Indenture;
(ii) the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company or any Guarantor that is subordinated to the Notes or the Guarantees or of any Equity Interests of Blount
International or any Restricted Subsidiary of Blount International in exchange for, or out of the net cash proceeds of the sale (other than to a Subsidiary of Blount International) of, Equity Interests of Blount International (other than Disqualified Stock); provided that the amount of any net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (c)(ii) of the preceding paragraph; provided, further, that in the case of any such sale of Equity Interests of Blount International, the net cash proceeds from the sale (x) are used to make any such Investment within 270 days of the sale or
(y) are used to effect any other transaction contemplated by this clause (ii) within 90 days of the sale; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of Blount International or any Guarantor that is subordinated to the Notes or the Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of Blount International to the holders of such Restricted Subsidiary's common Equity Interests so long as Blount International or a Restricted Subsidiary of Blount International receives at least its pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests; (v) the payment of dividends on Blount International's common stock, following the first Equity Offering after the Issue Date, of up to 3% per annum of the net cash proceeds of the Equity Offering by Blount International other than an Equity Offering with respect to common stock registered on Form S-8;
(vi)   the   repurchase,  redemption  or  other  acquisition   or
retirement for value of any Equity Interests of Blount International or any Restricted Subsidiary of Blount International held by any member of Blount International's (or any of its Restricted Subsidiaries') management, employees and directors pursuant to any management equity subscription agreement, stock option agreement, employment agreement or any other management or employee benefit plan, trust arrangement or agreement; provided that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, other than as a result of death or disability, does not exceed $2,500,000 in the aggregate in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5,000,000 in any calendar year); (vii) the deemed repurchase of Capital Stock by Blount International on the exercise of stock options; and
(viii) Restricted Payments, when taken together with all other Restricted Payments made pursuant to this clause (viii), in an aggregate amount since the Issue Date not to exceed $25,000,000;

provided that Blount International will not and will not permit any of its Restricted Subsidiaries to make any Restricted Payment contemplated by clauses (iii) through (v) and clauses (vii) and
(viii) above so long as an Event of Default has occurred and is continuing.

          The Board of Directors of Blount International may designate any Restricted Subsidiary of Blount International to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of Blount International is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Blount
International and its Restricted Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under this Section 4.07 or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as Blount International shall determine. Such designation shall only be permitted if that Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Blount International may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of Blount International if the redesignation would not cause a Default. The Company shall be a Restricted Subsidiary of Blount International and may not be designated as an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value of the assets or securities proposed to be transferred or issued to or by Blount International or a Restricted Subsidiary of Blount International, as the case may be, pursuant to the Restricted Payment on the date of such Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined in good faith by Blount International. Not later than the date of making any Restricted Payment in an aggregate amount which exceeds $20.0 million, Blount International shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

          If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by Blount International or any of its Restricted Subsidiaries and such amounts may be credited to clause (c)(i) or (iii) of the first paragraph of this Section 4.07, then such amounts will be credited only to the extent of amounts that do not otherwise increase the amount available as a Permitted Investment pursuant to clause (xii) in the definition of "Permitted Investments."

Section 4.08.    Dividend and Other Payment Restrictions
            Affecting Subsidiaries.

          Blount International shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Blount International that is not a Guarantor to:
(i) pay dividends or make any other distributions on its Capital Stock to Blount International or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any indebtedness owed to Blount International or any of its Restricted Subsidiaries; (iii) make loans or advances to Blount International or any of its Restricted Subsidiaries; or
(iv) transfer any of its properties or assets to Blount International or any of its Restricted Subsidiaries.

          However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(i) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in that Existing Indebtedness, as in effect on the Issue Date; (ii) the New Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or such other Credit Facility, provided that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, and such other Credit Facility, are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the New Credit Facilities, as in effect on the Issue Date; (iii) this Indenture and the Notes or any other indenture governing debt securities that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in this Indenture and the Notes; (iv) applicable law or any applicable rule, regulation or order; (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by Blount International or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of this Indenture;
(vi) customary non-assignment provisions in leases entered into in the ordinary course of business; (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iv) of the preceding paragraph;
(viii) any agreement for the sale or other disposition of a Restricted Subsidiary of Blount International that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (x) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to that Lien; (xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; (xii) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a
Receivables Subsidiary; (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (xiv) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions  of Section 4.12 hereof that limits the right  of  the debtor  to  dispose of the assets securing the Indebtedness;  and
(xv) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (i) through
(xiv) above, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Blount International's Board of Directors not materially more restrictive in the aggregate with respect to the dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to the applicable amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09.    Incurrence of Indebtedness and Issuance of
            Preferred Stock.

          Blount International shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and Blount International and the Company shall not issue any Disqualified Stock and will not permit any of their respective Subsidiaries (other than the Company) to issue any shares of Preferred Stock; provided, however, that Blount International and the Company may incur Indebtedness (including Acquired Debt), Blount International and the Company may issue Disqualified Stock, and Restricted Subsidiaries of Blount International that are Guarantors may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for Blount International's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0 if incurred or issued during the period from the Issue Date through December 31, 2000, at least 2.25 to 1.0 if incurred or issued during the period from January 1, 2001 to December 31, 2001, and at least 2.50 to 1.0 if incurred or issued thereafter.

          The first paragraph of this Section 4.09 shall not prohibit any of the following (collectively, "Permitted Debt"):

          (i) the incurrence by Blount International, the Company and any Restricted Subsidiary of Blount International that is a Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement liability (excluding interest and fees) of Blount International and its Restricted Subsidiaries thereunder) not to exceed an amount equal to $500,000,000 minus (a) the aggregate amount of all permanent repayments of principal under any revolving Indebtedness pursuant to such Credit Facilities (which are accompanied by a corresponding permanent commitment reduction) and (b) the aggregate amount of all mandatory repayments of the principal of any term Indebtedness pursuant to such Credit Facilities (excluding any such payments to the extent refinanced at the time of payment under a new Credit Facility or otherwise immediately reborrowed) that have actually been made since the Issue Date;

          (ii) the incurrence by Blount International and its Restricted Subsidiaries of Existing Indebtedness;

          (iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the Exchange Notes to be issued pursuant to the Registration Rights Agreement (including, in each case, the Guarantees);

          (iv) the incurrence by Blount International or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or lease expense or cost of construction or repair, improvement or addition to property, plant or equipment used in the business of Blount International or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed, in aggregate principal amount at any one time outstanding, 5% of Total Assets on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness), as if such Indebtedness had been incurred on the date of calculation;

          (v) the incurrence by Blount International or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this Section 4.09 or clause (ii), (iii) or (v) of this paragraph;

          (vi) Indebtedness incurred by Blount International or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to (A) letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or (B) commercial letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of the Indebtedness, these obligations are reimbursed within 30 days following such drawing or incurrence;

          (vii) Indebtedness arising from agreements of Blount International or a Restricted Subsidiary of Blount International providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of Blount International, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of Blount International for purpose of financing such acquisition;

          (viii) the incurrence by Blount International or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Blount International and any of its Restricted Subsidiaries; provided, however, that
     (A) Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and this Indenture, in the case of the Company, or the Guarantee, in the case of a Guarantor and (B)(1) any subsequent issuance or transfer of Equity Interests that results in such Indebtedness being held by a Person other than Blount International or any of its Restricted Subsidiaries and (2) any sale or other transfer of such Indebtedness to a Person that is not either Blount International or any of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Blount International or its Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

          (ix) the incurrence by Blount International or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of (A) fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted to be outstanding by the terms of this Indenture or (B) hedging exposure to foreign currency fluctuations;

          (x) (A) the guarantee by Blount International, the Company or any of the other Guarantors of Indebtedness of Blount International or a Restricted Subsidiary of Blount International or (B) the incurrence of Indebtedness of Blount International or a Restricted Subsidiary of Blount International to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this
     Section 4.09;

          (xi) the incurrence of Non-Recourse Debt by Unrestricted Subsidiaries, provided, however, that if such Indebtedness ceases to be Non-Recourse Debt of an
     Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Blount International that was not permitted by this clause (xi), and the issuance of Preferred Stock by Unrestricted Subsidiaries;

          (xii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as the case may be, which will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock, as the case may be, for purposes of this Section 4.09; provided, in each case, that the amount thereof is included in the Fixed Charges of Blount International and its Restricted Subsidiaries as accrued;

          (xiii) the incurrence by Blount International or any of its Restricted Subsidiaries of Indebtedness in respect of performance and surety bonds and completion guarantees provided in the ordinary course of business to the extent that the incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

          (xiv) the incurrence by a Receivables Subsidiary of Indebtedness that is not recourse to Blount International or any other Restricted Subsidiary of Blount International (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction; and

          (xv) the incurrence by Blount International or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $50,000,000.

          For   purposes  of  determining  compliance  with  this
Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above, or is entitled to be incurred pursuant to the first paragraph of this
Section 4.09, Blount International shall be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or reclassify at a later date all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.09.

Section 4.10.    Asset Sales.

          Blount International shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Blount International (or the Restricted Subsidiary of Blount International, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (ii) the fair market value is determined by the Board of Directors of Blount International and evidenced by a resolution of that Board of Directors set forth in an Officers' Certificate delivered to the Trustee in the event such Asset Sale involves aggregate consideration in excess of $20,000,000 million; and (iii) at least 75% of the consideration therefor received by Blount International or the Restricted Subsidiary of Blount International is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:
(A) any liabilities of Blount International (or the Restricted Subsidiary of Blount International, as the case may be), as shown on its most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of the assets pursuant to a customary novation agreement that releases the transferor from further liability; (B) any securities, notes or other obligations received from the transferee that are within 90 days converted by Blount International or the Restricted Subsidiary of Blount International into cash (to the extent of that cash); (C) any Designated Noncash Consideration received by Blount International or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate fair market value (as determined above) of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (C) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 10% of Total Assets at the time of the receipt of the Designated Noncash
Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and (D) Additional Assets received in an exchange of assets transaction.

          Within 18 calendar months after the receipt by Blount International or a Restricted Subsidiary of Blount International of any Net Proceeds from an Asset Sale, the Company or Blount International may apply those Net Proceeds at its option, (i) to repay Senior Debt, including Indebtedness under the New Credit Facilities and the 1998 Indenture, and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce the lenders' commitments with respect thereto; (ii) to acquire all or substantially all of the assets or a majority of the Voting Stock of another company that is engaged in a Permitted Business;
(iii)  to make a capital expenditure in a Permitted Business;  or
(iv) to acquire Additional Assets; provided that Blount International will have complied with this clause (iv) if, within 18 calendar months of the Asset Sale, Blount International has entered into an agreement covering the acquisition which is thereafter completed within 180 days after the date of the agreement. Pending the final application of any such Net Proceeds, the Company or Blount International may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer to all Holders of Notes, as well as all holders of other Indebtedness that is pari passu with the Notes and that has the benefit of provisions requiring the Company to make a similar offer (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price will be equal to 100% of the principal amount of Notes and other Indebtedness to be purchased or the lesser amount required under agreements governing such other Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. Blount International or the Company may use any Excess Proceeds remaining after consummation of an Asset Sale Offer for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu
Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and other pari passu Indebtedness so tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with each purchase of Notes pursuant to an Asset Sale Offer. If the provisions of any securities laws or regulations conflict with this Section 4.10, the Company will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached its obligations under this Section 4.10.

Section 4.11.    Transactions with Affiliates.

          Blount International shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Person (each, an "Affiliate Transaction"), unless (i) the Affiliate Transaction is on terms that are no less favorable to Blount International or the relevant Restricted Subsidiary than terms that would have been obtained in a comparable transaction by Blount International or such Restricted Subsidiary with an unrelated Person and
(ii) Blount International delivers to the Trustee (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, Blount International obtains an opinion from an accounting, appraisal or investment banking firm of national standing to the effect that the Affiliate Transaction is fair to Blount International or the relevant Restricted Subsidiary of Blount International from a financial point of view or that the terms of the Affiliate Transaction are at least as favorable to Blount International or the relevant Restricted Subsidiary of Blount International as might reasonably be obtained in a comparable arm's length transaction with an unaffiliated third party.

          The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph: (i) any employment agreement entered into by Blount International or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among Blount International and/or its Restricted Subsidiaries; (iii) payment of reasonable fees to officers, directors, employees or consultants of Blount International or to Persons who are not otherwise Affiliates of Blount International; (iv) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction; (v) Restricted Payments that are permitted by, and Investments that are not prohibited by Section
4.07 hereof; (vi) indemnification payments made to officers, directors and employees of Blount International or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions; (vii) the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Brothers Merchant Banking Partners and its Affiliates;
(viii) payments by Blount International or any of its Restricted Subsidiaries to Lehman Brothers Merchant Banking Partners and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of Blount International in good faith; (ix) the existence of, or the performance by Blount International or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement
(including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Blount International or any of its Restricted Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause (ix) to the extent that the terms of the amendment or new agreement are not otherwise disadvantageous to the Holders of Notes in any material respect; (x) transactions pursuant to the terms of the Transaction Documents in effect on the Issue Date, as amended thereafter; provided, however, that transactions pursuant to the terms of any future amendment to any Transaction Document will only be permitted pursuant to this clause (x) to the extent that the terms of the amendment are not otherwise disadvantageous to the Holders of Notes in any material respect;
(xi) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to Blount International or the applicable Restricted Subsidiary of Blount International than those that would have been obtained in a comparable transaction by Blount International or the applicable Restricted Subsidiary of Blount International with an unrelated Person, in the reasonable determination of the Board of Directors of Blount International or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (xii) guarantees of performance by Blount International and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money;
(xiii) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;
(xiv) any issuance of securities, or other payments, awards or grants in cash, securities, options or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans approved by the Board of Directors of Blount International; and (xv) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Blount International.

Section 4.12.    Liens.

          Blount International shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13.    Additional Guarantees.

          Blount International shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any Credit Facility of Blount International or any Restricted Subsidiary of Blount International unless (i) all of the obligors, guarantors or pledgors under that Credit Facility are Foreign Subsidiaries or
(ii) that Restricted Subsidiary is a Guarantor or that Restricted Subsidiary becomes a Guarantor by simultaneously executing and delivering to the Trustee an Opinion of Counsel and a supplemental indenture providing for a Guarantee of the payment of the Notes by such Restricted Subsidiary which Guarantee shall be (A) in the case of Indebtedness that is subordinated to the Notes or the guarantee of the Notes, senior to such Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness; (B) in the case of Indebtedness that is pari passu with the Notes or the guarantee of the Notes, pari passu with that Restricted Subsidiary's guarantee of or pledge to secure the other Indebtedness; and (C) in the case of Indebtedness that is Senior Debt of the issuer, subordinated to the guarantee of the Senior Debt to the same extent as the guarantee of the Notes by a Restricted Subsidiary of Blount International is subordinated to Senior Debt of such Restricted Subsidiary.

          This Section 4.13 shall not apply to any Subsidiary of Blount International that has been properly designated as an Unrestricted Subsidiary or as a Receivables Subsidiary.

Section 4.14.    Corporate Existence.

          Subject to Article 5 hereof, Blount International shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the
corporate,  partnership  or  other  existence  of  each  of   its
Restricted Subsidiaries, including the Company, in accordance with the respective organizational documents (as the same may be amended from time to time) of Blount International or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Blount International and its Restricted Subsidiaries, including the Company; provided, however, that Blount International shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, including the Company, if the Board of Directors of Blount International shall determine that the preservation thereof is no longer desirable in the conduct of the business of Blount International and its Restricted Subsidiaries, including the Company, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.    Offer to Repurchase Upon Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer on the terms described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice (the "Change of Control Payment Date"). The Change of Control Payment Date may not be earlier than 30 days nor later than 60 days from the date such notice is mailed. Such notice, which shall govern the terms of the Change of Control offer, shall state: (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless Blount International defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this
Section 4.15. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

          (c) If the New Credit Facilities (which currently prohibit Blount International and the Company from redeeming or purchasing any Notes, and also provides that the occurrence of certain change of control events with respect to Blount International and the Company would constitute a default under such New Credit Facilities) are in effect, or any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party containing similar restrictions are in effect, at the time of the occurrence of a Change in Control when the Company is prohibited by such agreements from purchasing Notes, the Company shall obtain the requisite consent of its lenders to the purchase of Notes or refinance the borrowings under the agreement containing such prohibition. The Company shall first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to purchase Notes in the event of a Change of Control after complying with the covenant described in this Section 4.15 constitutes an Event of Default described in clause (d) under
Section 6.01 hereof if not cured within 30 days after the notice required by such clause.

          (d)   Notwithstanding anything to the contrary in  this
Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party offers to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer by the Company and that third party purchases all Notes validly tendered to it in response to that offer.

Section 4.16.    No Senior Subordinated Debt.

          Blount International shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Blount International and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee.

Section 4.17.    Payments for Consent.

          Blount International shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.    Business Activities.

          Blount International shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to an extent that would not be material to Blount International and its Restricted Subsidiaries taken as a whole.


                           ARTICLE 5.
                           SUCCESSORS

Section 5.01.    Merger, Consolidation, or Sale of Assets.

          Neither Blount International nor the Company shall, directly or indirectly, consolidate or merge with or into another Person (whether or not Blount International or the Company, as the case may be, is the surviving corporation); or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Blount
International or the Company, as the case may be, and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless (i) either
(A) Blount International or the Company, as the case may be, is the surviving corporation, limited liability company, business trust or limited partnership; or (B) the Person formed by or surviving any such consolidation or merger (if other than Blount International or the Company, as the case may be) or to which such  sale,  assignment,  transfer, conveyance,  lease  or  other disposition shall have been made is a corporation, limited liability company, business trust or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that in the case of (A) or (B) above, if the surviving Person is a limited liability company, business trust or limited partnership, a corporation which is a Wholly Owned Subsidiary of the surviving Person shall act as joint and several obligor with respect to the Notes; (ii) the Person formed by or surviving any such consolidation or merger (if other than Blount International or the Company, as the case may be) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made assumes all the obligations of Blount International or the Company, as the case may be, under this Indenture, the Registration Rights Agreement and the Notes or the Guarantee, as the case may be, pursuant to agreements reasonably satisfactory to the Trustee and the execution and delivery of an Opinion of Counsel to the Trustee that such agreements are legal, valid and binding; (iii) immediately after such transaction no Default exists; and (iv) immediately after giving pro forma effect to such transaction and any related financing transactions as if such transactions had occurred at the beginning of the most recently ended four-quarter period for which internal financial statements are available immediately preceding such transaction either: (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09  hereof; or (B) the Fixed Charge Coverage Ratio  for  Blount
International or the Company, as the case may be, or the Person formed by or surviving such consolidation or merger (if other than Blount International or the Company, as the case may be), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than the Fixed Charge Coverage Ratio for Blount International or the Company, as the case may be, and any of their respective Restricted Subsidiaries immediately prior to such transaction.

          The  foregoing clauses (iii) and (iv) of  this  Section
5.01 will not apply to:

          (a)     the   consolidation   or   merger   of   Blount
International  or  the  Company  with  or  into  a  Wholly  Owned
Restricted Subsidiary of Blount International; or

          (b) a sale, assignment, transfer, conveyance, lease or other disposition of properties or assets among Blount International, the Company or any of their respective Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries; or

          (c) the merger of Blount International or the Company with an Affiliate of Blount International that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Blount International or the Company, as the case may be, to another State of the United States or the form of Blount International or the Company, as the case may be, so long as the amount of Indebtedness of Blount International or the Company, as the case may be, and their respective Restricted Subsidiaries is not increased thereby.

Section 5.02.    Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Blount International or the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which Blount International or the Company, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Blount International" or the "Company" or "Blount", as the case may be, shall refer instead to the successor corporation and not to Blount International or the Company, as the case may be), and may exercise every right and power of Blount International or the Company, as the case may be, under this Indenture with the same effect as if such successor Person had been named as Blount International or the Company, as the case may be, herein; provided, however, that the predecessor Person, Blount International or the Company, as the case may be, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of Blount International's or the Company's, as the case may be, assets that meets the requirements of Section 5.01 hereof.


                           ARTICLE 6.
                      DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.

          An "Event of Default" occurs if:

          (a) the Company defaults for 30 days in the payment, when due, of interest on, or Additional Interest with respect to, the Notes whether or not prohibited by Article 10 hereof;

          (b) the Company defaults in payment, when due, of the principal of, or premium, if any, on the Notes whether or not prohibited by Article 10 hereof;

          (c)   Blount  International or any  of  its  Restricted
Subsidiaries fails to purchase any of the Notes as required under the provisions of Section 4.10 or 4.15 hereof, or comply with the provisions of Section 5.01 hereof;

          (d) Blount International or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10 (other than a failure to purchase Notes), 4.15 (other than a failure to purchase Notes), 4.07 and 4.09 for 30 days after notice of such failure has been given;

          (e)   Blount  International or any  of  its  Restricted
Subsidiaries fails to comply with any of the other agreements in this Indenture or the Notes for 60 days after notice of such failure has been given;

          (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Blount International or any of its Significant Subsidiaries (or the payment of which is guaranteed by Blount International or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if such default (i) is caused by a failure to pay principal of such Indebtedness at final maturity and after giving effect to the applicable grace period, if any, provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $25,000,000 or more;

          (g)   Blount  International or any of  its  Significant
Subsidiaries fails to pay final judgments aggregating in excess of $25,000,000, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

          (h) except as permitted by this Indenture, if any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of such Guarantee and this Indenture) to be in full force and effect or any Guarantor, or if any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (i)   Blount  International or any of  its  Significant
Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

               (i)  commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii)      consents  to  the  appointment   of   a
          custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally is not paying its debts as they become due; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against Blount International or any of its Significant Subsidiaries in an involuntary case;

               (ii) appoints a custodian of Blount International or any of its Significant Subsidiaries or for all or substantially all of the property of Blount International or any of its Significant Subsidiaries; or

               (iii)       orders  the  liquidation   of   Blount
          International;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all of the Notes, by written notice to the Trustee, waive any existing Default and its consequences under this Indenture except a continuing Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

Section 6.02.    Acceleration.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Indebtedness under the New Credit Facilities shall be outstanding, the acceleration shall not be effective until the earlier of (i) an acceleration of any Indebtedness under the New Credit Facilities or (ii) five Business Days after receipt by the Company of written notice of the acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default specified in Section 6.01(i) or
(j) hereof, with respect to Blount International or the Company, all outstanding Notes will become due and payable immediately without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to the limitations described in this
Article 6, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay upon an Optional Redemption, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2004, then the premium specified below shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes during the twelve-month period ending on August 1 of the years indicated below:

          Year                         Percentage
          2000                           117.333%
          2001                           115.167%
          2002                           113.000%
          2003                           110.833%
          2004                           108.667%

Section 6.03.    Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.    Waiver of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.    Control by Majority.

          Holders of a majority in principal amount of the then outstanding Notes may, by written notice, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

          The Trustee may take any other action which it deems proper and which is not inconsistent with any such direction. In the event the Trustee takes any action or follows any direction pursuant to the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

Section 6.06.    Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.    Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.    Collection Suit by Trustee.

          If  an Event of Default specified in Section 6.01(a) or
(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.    Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:         to the Trustee, its agents and attorneys
for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second:        to Holders of Notes for amounts due  and
unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

          Third:          to  the Company or to such party  as  a
court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                           ARTICLE 7.
                             TRUSTEE

Section 7.01.    Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)   Except  during the continuance  of  an  Event  of
Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it in its sole discretion against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.    Rights of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

          (i) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.03.    Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 120 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.    Trustee's Disclaimers.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.    Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes in the manner and to the extent provided in TIA 313(c) a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.    Reports by Trustee to Holders of the Notes.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA 313(a) (but if no event described in TIA 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.    Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees
("losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and, to the extent permitted by law, any rejection or termination under any bankruptcy plan.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          To secure the Company's and the Guarantor's payment obligations to the Trustee, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the
Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's rights to receive payment of any amounts due under this Section
7.07 shall not be subordinate to any other liability or Indebtedness of the Company or the Guarantors.

          The  Trustee  shall comply with the provisions  of  TIA
313(b)(2) to the extent applicable.

Section 7.08.    Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)   the  Trustee  fails to comply with  Section  7.10
hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.    Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.    Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

          This   Indenture  shall  always  have  a  Trustee   who
satisfies  the requirements of TIA 310(a)(1), (2) and  (5).   The
Trustee is subject to TIA 310(b).

Section 7.11.    Preferential Collection of Claims Against
            Company.

          The Trustee is subject to TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.


                           ARTICLE 8.
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant
            Defeasance.

          The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and all obligations of the Guarantors with respect to their Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.    Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors with respect to their Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on such Notes when such payments are due solely from the trust fund described in Section 8.04 hereof, (b) the Company's obligations with respect to such Notes under Sections 2.06, 2.07,
2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.    Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.15, 4.16, 4.17 and 4.18 and Articles 5 and 10 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(h) hereof shall not constitute Events of Default.

Section 8.04.    Conditions to Legal or Covenant Defeasance.

          The   following   shall  be  the  conditions   to   the
application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

          In   order  to  exercise  either  Legal  Defeasance  or
Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)   no  Event  of  Default under Section  6.01(i)  or
6.01(j) hereof shall have occurred and be continuing at any time in the period ending on the 91st day after the date of the deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Blount International or any of its Restricted Subsidiaries is a party or by which Blount International or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.    Deposited Money and Government Securities to be
            Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to
Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.    Repayment to Company.

          Subject to Section 7.07, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.    Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                           ARTICLE 9.
                 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Notes.

          Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets permitted hereby;

          (d) to provide for the assumption of Blount International's obligations to Holders of Notes in respect of the Guarantees in the case of a merger or consolidation or sale of all or substantially all of Blount International's assets permitted hereby;

          (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes;

          (f) to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

          (g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

          (h) to make any other change, provided that such other change does not adversely affect the legal rights hereunder of any Holder of the Notes or to surrender any right or power conferred upon Blount International or the Company.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that, by its express terms, affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.    With Consent of Holders of Notes.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture, by its express terms, affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 180 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and
6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default in the payment of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

          (g) waive a redemption payment with respect to any Note;

          (h) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

          (i) make any change in the foregoing amendment and waiver provisions.

Section 9.03.    Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.    Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.    Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new
Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.    Trustee to Sign Amendments, Etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that the supplemental indenture will be valid and binding on the Company.


                           ARTICLE 10.
                          SUBORDINATION

Section 10.01.   Agreement to Subordinate.

          The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02.   Liquidation; Dissolution; Bankruptcy.

          The holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described in Article 8), in the event of any distribution to creditors of the Company: (i) in a liquidation or dissolution of Blount; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Blount or its property; (iii) in an assignment for the benefit of creditors; or (iv) in any marshaling of the Company's assets and liabilities.

Section 10.03.   Default on Designated Senior Debt.

          The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

          (i)  a default in the payment of any principal or other
     Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

          (ii) a default, other than a payment default, on any series of Designated Senior Debt occurs and is continuing that then permits holders of such series of Designated Senior Debt to accelerate its maturity and the Trustee receives a written notice of the default (a "Payment Blockage Notice") from the holders of or a Representative with respect such series of Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, interest, premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

          The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (1) in the case of a payment default, the date upon which such default is cured or waived, and

          (2)  in the case of a nonpayment default referred to in
     Section  10.03(ii)  hereof,  unless  the  maturity  of   any
     Designated Senior Debt has been accelerated, upon the earliest of the dates on which one of the following events occurs:

               (a)   the  Person  who gave the  Payment  Blockage
          Notice terminates the blockage period by written notice to the Trustee and the Company;

               (b)   the  default  giving  rise  to  the  Payment
          Blockage Notice is cured, waived or otherwise no longer continuing;

               (c)    the   Designated  Senior  Debt   has   been
          discharged or paid in full; or

               (d) 179 days after the date on which the applicable Payment Blockage Notice has been received,

if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.04.   Acceleration of Securities.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 10.05.   When Distribution Must Be Paid Over.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article 10, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 10.06.   Notice by Company

          The Company shall promptly notify in writing the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07.   Subrogation.

          After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08.   Relative Rights.

          This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                    (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                    (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                    (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to (i) the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes and (ii) the notice provisions of Section 6.02 hereof.

          If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09.   Subordination May Not Be Impaired by Company.

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.   Distribution or Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.   Rights of Trustee and Paying Agent.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts (in the form of an officer's certificate) that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.   Authorization to Effect Subordination.

          Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13.   Amendments.

          The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.


          ARTICLE 11.


                           GUARANTEES

Section 11.01.   Guarantees.

          Subject to Section 11.04 hereof, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company hereunder and thereunder, that:
(a) the principal of, premium, if any, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Additional Interest, if any, on the Notes, and all other payment Obligations of the Company to the Holders or all other obligations of the Company to the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor as provided in Section 11.06 hereof so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantees or this Indenture.

Section 11.02.   Subordination of Guarantee.

          The Obligations of each Guarantor under its Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 11 hereof.

Section 11.03.   Execution and Delivery of Guarantee.

          (a)   To  evidence its Guarantee set forth  in  Section
11.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit E hereto shall be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

          (b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          (c) If an officer whose signature is on this Indenture or on any Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed, such Guarantee shall be valid nevertheless.

          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

          (e) In the event that Blount International or the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17 hereof, Blount International or the Company, as the case may be, shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.13 hereof and this Article 11, to the extent applicable.

Section 11.04.   Guarantors May Consolidate, Etc., on Certain
            Terms.

          (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

          (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or sell or otherwise dispose of all or substantially all of its assets to, another Person (other than the Company or another Guarantor) unless (i) immediately after giving effect to such transaction, no Default exists and (ii) either (x) the Person formed by or surviving any such merger or consolidation, or to which such sale of assets shall have been made (if other than such Guarantor) assumes all the obligations of such Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture substantially in the form of Exhibit F hereto, or (y) the Net Proceeds of such transaction are applied in accordance with Section 4.10 hereof. Notwithstanding the foregoing, any Guarantor that is a Subsidiary of Blount International may merge with another Subsidiary of Blount International that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United
States so long as the amount of Indebtedness of Blount International and its Restricted Subsidiaries is not increased thereby.

          (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit F hereto, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Section 11.05.   Releases of Guarantees.

          (a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor that is a Subsidiary of Blount International, or (ii) a sale or other disposition of all of the Capital Stock of any Guarantor that is a Subsidiary of Blount International, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Blount International, then such Guarantor shall be automatically released and relieved of any obligations under this Indenture and its Guarantee; provided that
(i) the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof and (ii) the Company and Blount International are in compliance with all other provisions of this Indenture applicable to such disposition.

          (b) Upon the designation of a Guarantor that is a Subsidiary of Blount International by Blount International as an Unrestricted Subsidiary or a Receivables Subsidiary in accordance with the terms of this Indenture, such Guarantor shall be released and relieved of any obligations under this Indenture and its Guarantee.

          (c) In the event of the Company's exercise of its option under Section 8.01 hereof, each Guarantor that is a Subsidiary of Blount International shall be released and relieved of any obligations under this Indenture and its Guarantee.

          (d) Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of any of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor that is a Subsidiary of Blount International from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Additional Interest, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 11.

Section 11.06.   Limitation on Guarantor Liability;
            Contribution.

          (a) For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and
(ii) the maximum amount that will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors as set forth below, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

          (b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Notes or any other Guarantor's obligations with respect to its Guarantee.


                           ARTICLE 12.
                          MISCELLANEOUS

Section 12.01.   Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA 318(c), the imposed duties shall control.

Section 12.02.   Notices.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Guarantor:

          Blount, Inc.
          4520 Executive Park Drive
          Montgomery, Alabama 36116-1602
          Attention:  Richard H. Irving, III
          (Fax:  334-271-8177)
          and John M. Panettiere
          (Fax:  334-271-8177)

          With a copy to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York 10019
          Attention:  Kris F. Heinzelman
          (Fax:  212-474-3700)

          If to the Trustee:

          United States Trust Company of New York
          114 West 47th Street, 25th Floor
          Mail Code HQ 25
          New York, New York  10036-1532
          Attention: Corporate Trust Division
          (Fax:  212-852-1626)

          The Company or the Trustee, by notice to the others may
designate   additional  or  different  addresses  for  subsequent
notices or communications.

          All notices and communications (other than those sent to Holders) shall take effect at the time of receipt thereof.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.03.   Communications by Holders of Notes with Other
            Holders of Notes.

          Holders may communicate pursuant to TIA 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

Section 12.04.   Certificate and Opinion as to Conditions
            Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

Section  12.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA 314(a)(4)) shall comply with the provisions of TIA 314(e) and shall include:

          (a)    a   statement  that  the  Person   making   such
certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.   Rule by Trustee and Agents.

          The Trustee may make reasonable rules for action by  or
at  a  meeting of Holders. The Registrar or Paying Agent may make
reasonable  rules  and  set  reasonable  requirements   for   its
functions.

Section 12.07    No Personal Liability of Directors, Officers,
            Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.   Governing Law.

          THE  INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN
AND  BE  USED  TO  CONSTRUE THIS INDENTURE,  THE  NOTES  AND  THE
GUARANTEES.

Section 12.09.   No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.   Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.   Severability.

          In case any provision in this Indenture or in the Notes
shall   be  invalid,  illegal  or  unenforceable,  the  validity,
legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.   Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.   Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                 [Signatures on following pages]


                           SIGNATURES

Dated as of August 19, 1999

                              BLOUNT, INC.


                              By:___________________________________
                                Name:
                                Title:


                              BLOUNT INTERNATIONAL, INC.


                              By:___________________________________
                                Name:
                                Title:


                              BI HOLDINGS CORP.



                              By:___________________________________
                                Name:
                                Title:


                              BENJAMIN F. SHAW COMPANY


                              By:___________________________________
                                Name:
                                Title:


                              BI, L.L.C.
                                   By:  Blount, Inc. as Member of BI, L.L.C.

                                   By:______________________________
                                    Name:
                                    Title:

                                   By:  BI Holdings Corp. as Member of
                                        BI, L.L.C.

                                   By:______________________________
                                    Name:
                                    Title:


                              BLOUNT DEVELOPMENT CORP.


                              By:___________________________________
                               Name:
                               Title:


                              OMARK PROPERTIES, INC.


                              By:___________________________________
                               Name:
                               Title:


                              4520 CORP., INC.


                              By:___________________________________
                               Name:
                               Title:


                              GEAR PRODUCTS, INC.


                              By:___________________________________
                               Name:
                               Title:


                              DIXON INDUSTRIES, INC.


                              By:___________________________________
                               Name:
                               Title:


                              FREDERICK MANUFACTURING CORPORATION


                              By:___________________________________
                               Name:
                               Title:


                              FEDERAL CARTRIDGE COMPANY


                              By:___________________________________
                               Name:
                               Title:


                              SIMMONS OUTDOOR CORPORATION


                              By:___________________________________
                               Name:
                               Title:


                              MOCENPLAZA DEVELOPMENT CORP.


                              By:___________________________________
                               Name:
                               Title:

                              CTR MANUFACTURING, INC.


                              By:___________________________________
                               Name:
                               Title:


UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



By: _________________________________________
  Name:
  Title:
                           EXHIBIT A1
                         (Face of Note)



                                            CUSIP/CINS  095173AD2

             13% Senior Subordinated Notes due 2009

No. ___                                                $_________

                          BLOUNT, INC.

     promises to pay to _____________________________________

     or registered assigns,

     the principal sum of ___________________________________

     Dollars on August 1, 2009.

     Interest Payment Dates:  August 1 and February 1.

     Record Dates:  July 15 and January 15.

                              Dated:  [______________]

                              BLOUNT, INC.


                              By:
                                 Name:
                                 Title:


                              By:
                                 Name:
                                 Title:
This is one of the [Global]
Notes referred to in the

within-mentioned Indenture:

Dated:  ______________

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:
   Name:
   Title:


                         (Back of Note)
             13% Senior Subordinated Notes due 2009

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]1

THE  NOTES  EVIDENCED HEREBY HAVE NOT BEEN REGISTERED  UNDER  THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR
PARTICIPATION   HEREIN   MAY   BE  REOFFERED,   SOLD,   ASSIGNED,
TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER
THIS  NOTE  EXCEPT  (A)  TO  THE  COMPANY,  (B)  PURSUANT  TO   A
REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT
TO   ANY   OTHER   AVAILABLE  EXEMPTION  FROM  THE   REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE
(D)  OR  (E)  TO REQUIRE THE DELIVERY OF AN OPINION  OF  COUNSEL,
CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
--------------
1 This paragraph should be included only if the Note is issued in global form.
--------------
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Blount, Inc., a Delaware corporation ("Blount" or the "Company"), promises to pay interest on the principal amount of this Note at 13% per annum from August 19, 1999 until maturity and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), with the same force and effect as if made on the date for such payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2000 Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 15 next (whether or not a Business Day) preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture; Subordination. The Company issued the Notes under an Indenture dated as of August 19, 1999 (the "Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes issuable under the Indenture are obligations of the Company limited to $450,000,000 in aggregate principal amount, plus amounts, if any, issued to pay Additional Interest on outstanding Notes as set forth in Paragraph 2 hereof.

      The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     5.   Optional Redemption.
          (a) Except as set forth in clause (b) of this paragraph 5, the Notes shall not be redeemable at the Company's option prior to August 1, 2004. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

         Year                                    Percentage
         ----                                    ----------
         2004                                    106.500%
         2005                                    104.333%
         2006                                    102.167%
         2007 and thereafter                     100.000%

          (b) Notwithstanding the foregoing, on or prior to August 1, 2002, the Company may on any one or more occasions redeem up to an aggregate of 35% of the Notes originally issued at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Blount International that are contributed to the Company as common equity capital; provided that at least 65% of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption (excluding Notes held by Blount International, the Company and their Subsidiaries); and provided, further, that any such redemption must occur within 90 days of the date of the closing of such Equity Offering.

     6.   Mandatory Redemption.
          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   Repurchase At Option Of Holder.
          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or any of its Restricted Subsidiaries consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company will be required to make an offer to all Holders of Notes and any other Indebtedness that ranks pari passu with the Notes that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Excess Proceeds (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of Notes and other Indebtedness to be purchased or the lessor amount required under agreements governing such other Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes or pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice Of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the
Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to provide for the assumption of Blount International's obligations to Holders of Notes in respect of the Guarantees in the case of a merger or consolidation or sale of all or substantially all of Blount International's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or any other change that does not adversely affect the legal rights under the Indenture of any such Holder or to surrender any right or power conferred upon the Company or Blount International, to provide for the issuance of Additional Notes in accordance with the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12.  Defaults And Remedies. An "Event of Default" occurs if:
(i) the Company defaults in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes and such default continues for a period of 30 days whether or not prohibited by Article 10 of the Indenture; (ii) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes whether or not prohibited by Article 10 of the Indenture; (iii) Blount International or any of its Restricted Subsidiaries fails to purchase any of the Notes as required under the provisions of Section 4.10 or 4.15 of the
Indenture, or comply with the provisions of Section 5.01 of the Indenture; (iv) Blount International or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10 (other than a failure to purchase Notes), 4.15 (other than a failure to purchase Notes), 4.07 and 4.09 for 30 days after notice of such failure has been given; (v) Blount International or any of its Restricted Subsidiaries fails to observe or perform any other agreements in the Indenture or the Notes for 60 days after notice of such failure has been given; (vi) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Blount International or any of its Significant Subsidiaries (or the payment of which is guaranteed by Blount International or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness at final maturity and after giving effect to the applicable grace period, if any, provided in such Indebtedness on the date of such default (a "Payment Default"), or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $25,000,000 or more;
(vii) Blount International or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $25,000,000, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; (viii) except as permitted by the Indenture, if any Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of such Guarantee and the Indenture) to be in full force and effect or any Guarantor, or if any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and
(ix) certain events of bankruptcy or insolvency with respect to Blount International or any of its Significant Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Blount International or the Company, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, provided that so long as any Indebtedness permitted to be incurred pursuant to the Indebtedness under the New Credit Facilities shall be outstanding, the acceleration shall not be effective until the earlier of (i) an acceleration of any Indebtedness under the New Credit Facilities or (ii) five Business Days after receipt by the Company of written notice of the acceleration of the Notes. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2004, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights Of Holders Of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 19, 1999 between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, CINS and/or ISIN numbers to be printed on the Notes and the Trustee may use CUSIP, CINS and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19.   Governing Law.  The internal law of the State  of  New
York shall govern and be used to construe this Note.

     The  Company will furnish to any Holder upon written request
and   without  charge  a  copy  of  the  Indenture   and/or   the
Registration Rights Agreement. Requests may be made to:

               Blount, Inc.
               4520 Executive Park Drive
               Montgomery, Alabama 36116-1602
               Attention:  Richard H. Irving, III
               (Fax:  334-271-8177)
               and John M. Panettiere
               (Fax:  334-271-8177)


                         ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_________________________________________________________________
          (Insert assignee's soc. sec. or tax I.D. no.)

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
(Print or type assignee's name, address and zip code)
and irrevocably appoint _________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
_________________________________________________________________

Date:

                              Your Signature:____________________
                              (Sign exactly as your name
                              appears on the face of this Note)

                              Tax Identification No.:____________

                              SIGNATURE GUARANTEE:

                              ___________________________________


                              Signatures must be guaranteed by an
                              "eligible guarantor institution"
                              meeting the requirements of the
                              Registrar, which requirements
                              include membership or participation
                              in the Security Transfer Agent
                              Medallion Program ("STAMP") or such
                              other "signature guarantee program"
                              as may be determined by the
                              Registrar in addition to, or in
                              substitution for, STAMP, all in
                              accordance with the Securities
                              Exchange Act of 1934, as amended.



               Option of Holder to Elect Purchase

     If  you  want  to elect to have this Note purchased  by  the
Company pursuant to Section 4.10 or 4.15 of the Indenture,  check the box below:
      _                          _
     |_| Section 4.10           |_|  Section 4.15

     If you want to elect to have only part of the Note purchased by  the  Company pursuant to Section 4.10 or Section 4.15 of  the
Indenture,   state  the  amount  you  elect  to  have  purchased:
$______________

Date:___________              Your Signature:____________________
                              (Sign exactly as your name appears
                              on the Note)

                              Tax Identification No.:____________




                              SIGNATURE GUARANTEE:


                              ___________________________________


                              Signatures must be guaranteed by an
                              "eligible guarantor institution"
                              meeting the requirements of the
                              Registrar, which requirements
                              include membership or participation
                              in the Security Transfer Agent
                              Medallion Program ("STAMP") or such
                              other "signature guarantee program"
                              as may be determined by the
                              Registrar in addition to, or in
                              substitution for, STAMP, all in
                              accordance with the Securities
                              Exchange Act of 1934, as amended.



     SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                       Principal
                                       Amount of
                                       this Global   Signature
             Amount of    Amount of    Note          of
             decrease in  increase in  following     authorized
             Principal    Principal    such          officer of
             Amount of    Amount of    decrease      Trustee or
Date of      this Global  this Global  (or           Note
Exchange     Note         Note         increase)     Custodian
------------ ------------ ------------ ------------- ----------














---------
2 This should be included only if the Note is issued in global form.
---------






                           EXHIBIT A2
          (Face of Regulation S Temporary Global Note)



                                            CUSIP/CINS  409288AA6

             13% Senior Subordinated Notes due 2009

No. ___                                                $_________

                          BLOUNT, INC.

     promises to pay to _________________________________________

     or registered assigns,

     the principal sum of _______________________________________

     Dollars on August 1, 2009.

     Interest Payment Dates:  August 1 and February 1.

     Record Dates:  July 15 and  January 15.

                              Dated:  [______________]

                              BLOUNT, INC.


                              By:_______________________________
                                 Name:
                                 Title:


                              By:_______________________________
                                 Name:
                                 Title:
This is one of the [Global]
Notes referred to in the

within-mentioned Indenture:

Dated:  ______________

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:___________________________
  Name:
  Title:


          (Back of Regulation S Temporary Global Note)
             13% Senior Subordinated Notes due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]1

THE  NOTES  EVIDENCED HEREBY HAVE NOT BEEN REGISTERED  UNDER  THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR
PARTICIPATION   HEREIN   MAY   BE  REOFFERED,   SOLD,   ASSIGNED,
TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER
THIS  NOTE  EXCEPT  (A)  TO  THE  COMPANY,  (B)  PURSUANT  TO   A
REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT
TO   ANY   OTHER   AVAILABLE  EXEMPTION  FROM  THE   REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE
(D)  OR  (E)  TO REQUIRE THE DELIVERY OF AN OPINION  OF  COUNSEL,
CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
----------------
1 This paragraph should be included only if the Note is issued in global form.
----------------


          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Blount, Inc., a Delaware corporation ("Blount" or the "Company"), promises to pay interest on the principal amount of this Note at 13% per annum from August 19, 1999 until maturity and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), with the same force and effect as if made on the date for such payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next (whether or not a Business Day) preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture; Subordination. The Company issued the Notes under an Indenture dated as of August 19, 1999 (the "Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes issuable under the Indenture are obligations of the Company limited to $450,000,000 in aggregate principal amount, plus amounts, if any, issued to pay Additional Interest on outstanding Notes as set forth in Paragraph 2 hereof.

           The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     5.   Optional Redemption.
          (a) Except as set forth in clause (b) of this paragraph 5, the Notes shall not be redeemable at the Company's option prior to August 1, 2004. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:


         Year                                    Percentage
         ----                                    ----------
         2004                                    106.500%
         2005                                    104.333%
         2006                                    102.167%
         2007 and thereafter                     100.000%

          (b) Notwithstanding the foregoing, on or prior to August 1, 2002, the Company may on any one or more occasions redeem up to an aggregate of 35% of the Notes originally issued at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Blount International that are contributed to the Company as common equity capital; provided that at least 65% of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption (excluding Notes held by Blount International, the Company and their Subsidiaries); and provided, further, that any such redemption must occur within 90 days of the date of the closing of such Equity Offering.

     6.   Mandatory Redemption.
          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   Repurchase At Option Of Holder.
          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or any of its Restricted Subsidiaries consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company will be required to make an offer to all Holders of Notes and any other Indebtedness that ranks pari passu with the Notes that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Excess Proceeds (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of Notes and other Indebtedness to be purchased or the lessor amount required under agreements governing such other Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes or pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice Of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the
Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to provide for the assumption of Blount International's obligations to Holders of Notes in respect of the Guarantees in the case of a merger or consolidation or sale of all or substantially all of Blount International's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or any other change that does not adversely affect the legal rights under the Indenture of any such Holder or to surrender any right or power conferred upon the Company or Blount International, to provide for the issuance of Additional Notes in accordance with the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12.  Defaults And Remedies. An "Event of Default" occurs if:
(i) the Company defaults in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes and such default continues for a period of 30 days whether or not prohibited by Article 10 of the Indenture; (ii) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes whether or not prohibited by Article 10 of the Indenture; (iii) Blount International or any of its Restricted Subsidiaries fails to purchase any of the Notes as required under the provisions of Section 4.10 or 4.15 of the
Indenture, or comply with the provisions of Section 5.01 of the Indenture; (iv) Blount International or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10 (other than a failure to purchase Notes), 4.15 (other than a failure to purchase Notes), 4.07 and 4.09 for 30 days after notice of such failure has been given; (v) Blount International or any of its Restricted Subsidiaries fails to observe or perform any other agreements in the Indenture or the Notes for 60 days after notice of such failure has been given; (vi) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Blount International or any of its Significant Subsidiaries (or the payment of which is guaranteed by Blount International or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness at final maturity and after giving effect to the applicable grace period, if any, provided in such Indebtedness on the date of such default (a "Payment Default"), or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $25,000,000 or more;
(vii) Blount International or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $25,000,000, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; (viii) except as permitted by the Indenture, if any Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of such Guarantee and the Indenture) to be in full force and effect or any Guarantor, or if any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and
(ix) certain events of bankruptcy or insolvency with respect to Blount International or any of its Significant Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Blount International or the Company, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, provided that so long as any Indebtedness permitted to be incurred pursuant to the Indebtedness under the New Credit Facilities shall be outstanding, the acceleration shall not be effective until the earlier of (i) an acceleration of any Indebtedness under the New Credit Facilities or (ii) five Business Days after receipt by the Company of written notice of the acceleration of the Notes. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2004, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights Of Holders Of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 19, 1999 between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, CINS and/or ISIN numbers to be printed on the Notes and the Trustee may use CUSIP, CINS and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19.   Governing Law. The internal law of the  State  of  New
York shall govern and be used to construe this Note.

     The  Company will furnish to any Holder upon written request
and   without  charge  a  copy  of  the  Indenture   and/or   the
Registration Rights Agreement. Requests may be made to:

               Blount, Inc.
               4520 Executive Park Drive
               Montgomery, Alabama 36116-1602
               Attention:  Richard H. Irving, III
               (Fax:  334-271-8177)
               and John M. Panettiere
               (Fax:  334-271-8177)


                         ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_____________________________________________________________________
          (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________
(Print or type assignee's name, address and zip code)
and irrevocably appoint _____________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
_____________________________________________________________________

Date:__________

                              Your Signature:________________________
                              (Sign exactly as your name
                              appears on the face of this Note)

                              Tax Identification No.:________________

                              SIGNATURE GUARANTEE:

                              _______________________________________


                              Signatures must be guaranteed by an
                              "eligible guarantor institution"
                              meeting the requirements of the
                              Registrar, which requirements
                              include membership or participation
                              in the Security Transfer Agent
                              Medallion Program ("STAMP") or such
                              other "signature guarantee program"
                              as may be determined by the
                              Registrar in addition to, or in
                              substitution for, STAMP, all in
                              accordance with the Securities
                              Exchange Act of 1934, as amended.



               Option of Holder to Elect Purchase

     If  you  want  to elect to have this Note purchased  by  the
Company pursuant to Section 4.10 or 4.15 of the Indenture,  check the box below:
       _                          _
      |_| Section 4.10           |_|  Section 4.15

     If you want to elect to have only part of the Note purchased by  the  Company pursuant to Section 4.10 or Section 4.15 of  the
Indenture,   state  the  amount  you  elect  to  have  purchased:
$______________

Date:__________               Your Signature:____________________
                              (Sign exactly as your name appears
                              on the Note)

                              Tax Identification No.:____________




                              SIGNATURE GUARANTEE:


                              ___________________________________


                              Signatures must be guaranteed by an
                              "eligible guarantor institution"
                              meeting the requirements of the
                              Registrar, which requirements
                              include membership or participation
                              in the Security Transfer Agent
                              Medallion Program ("STAMP") or such
                              other "signature guarantee program"
                              as may be determined by the
                              Registrar in addition to, or in
                              substitution for, STAMP, all in
                              accordance with the Securities
                              Exchange Act of 1934, as amended.



SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY
                          GLOBAL NOTE3

     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Regulation S Temporary Global Note, have been made:

                                       Principal
                                       Amount of
                                       this
             Amount of    Amount of    Regulation
             decrease in  increase in  S Temporary   Signature
             Principal    Principal    Global Note   of
             Amount of    Amount of    following     authorized
             this         this         such          officer of
             Regulation   Regulation   decrease      Trustee or
Date of      S Temporary  S Temporary  (or           Note
Exchange     Global Note  Global Note  increase)     Custodian
------------ ------------ ------------ ------------- ----------








                            EXHIBIT B
                 FORM OF CERTIFICATE OF TRANSFER

Blount, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602
Attention:  Richard H. Irving, III
(Fax:  334-271-8177)
and John M. Panettiere
(Fax:  334-271-8177)

United States Trust Company of New York
114 West 47th Street, 25th Floor
Mail Code HQ 25
New York, New York  10036-1532
Attention: Corporate Trust Division (Fax: 212-852-1626)


          Re:  13% Senior Subordinated Notes due 2009.

     Reference is hereby made to the Indenture, dated as of August 19, 1999 (the "Indenture"), Blount, Inc., as issuer (the "Company"), the Guarantors named therein and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

          [CHECK ALL THAT APPLY]
     _
1. |_| Check if Transferee will take delivery of Beneficial Interests in the 144A Global Note or Definitive Notes Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Beneficial Interests or Definitive Note(s) are being transferred to a Person that the Transferor reasonably believes is purchasing the Beneficial Interests or Definitive Note(s) for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Beneficial Interest or Definitive Note(s) will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note(s) and in the Indenture and the Securities Act.
     _
2.  |_| Check  if  Transferee  will take delivery  of  Beneficial
Interests in the Temporary Regulation S Global Note, the Regulation S Global Note or Definitive Notes pursuant to
Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Beneficial Interest or Definitive Note(s) will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Temporary Regulation S Global Note, Regulation S Global Note and/or the Definitive Note(s) and in the Indenture and the Securities Act.
     _
3. |_| Check and complete if Transferee will take delivery of Beneficial Interests in the 144A Note or Definitive Notes pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Beneficial Interests in Restricted Global Notes and Definitive Notes bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):
          _
     (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
          _                    or
     (b) |_| such Transfer is being effected to the Company or a Subsidiary thereof,
          _                    or
     (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act;
          _                    or
     (d) |_| such Transfer is being effected to a Lehman Accredited Investor or an Institutional Accredited Investor and pursuant to an available exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Beneficial Interests in a Restricted Global Note or Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of Exhibit D to the Indenture, or
(y) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such
Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Beneficial Interest or Definitive Note(s) will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note(s) and in the Indenture and the Securities Act.
     _
4. |_| Check if Transferee will take delivery of Beneficial Interests in the Unrestricted Global Note or in Unrestricted Definitive Notes.
          _
     (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Beneficial Interests or Definitive Note(s) will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.
          _
     (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Beneficial Interests or Definitive Note(s) will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.
          _
     (c) |_| Check  if  Transfer is Pursuant to Other  Exemption.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Beneficial Interests or Definitive Note(s) will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

          _______________________________________
          [Insert Name of Transferor]

          By:____________________________________

          Name:

          Title:

          Dated:  ____________, ____




               ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                    [CHECK ONE OF (a) OR (b)]
          _
     (a) |_| Beneficial Interests in the:
            _
       (i) |_| 144A Global Note (CUSIP _______), or
            _
       (ii)|_| Regulation S Global Note (CUSIP ______); or
          _
     (b) |_| Restricted Definitive Notes.

2.   After the Transfer the Transferee will hold:

                           [CHECK ONE]
          _
     (a) |_| Beneficial Interests in the:
             _
       (i)  |_| 144A Global Note (CUSIP _____), or
             _
       (ii) |_| Regulation S Global Note (CUSIP _____), or
             _
       (iii)|_| Unrestricted Global Note (CUSIP ______); or
          _
     (b) |_| Restricted Definitive Notes; or
          _
     (c) |_| Definitive Notes that do not bear the Private Placement Legend, in accordance with the terms of the Indenture.


                            EXHIBIT C

                 FORM OF CERTIFICATE OF EXCHANGE

Blount, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602
Attention:  Richard H. Irving, III
(Fax:  334-271-8177)
and John M. Panettiere
(Fax:  334-271-8177)


          United States Trust Company of New York
          114 West 47th Street, 25th Floor
          Mail Code HQ 25
          New York, New York  10036-1532
          Attention: Corporate Trust Division (Fax: 212-852-1626)

          Re: 13% Senior Subordinated Notes due 2009.

                      (CUSIP ____________)

          Reference is hereby made to the Indenture, dated as of August 19, 1999 (the "Indenture"), among Blount, Inc., as issuer (the "Company"), the Guarantors named therein and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________ (the "Holder") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Holder hereby certifies that:

1. Exchange of Restricted Definitive Notes or Restricted Beneficial Interests for Unrestricted Definitive Notes or Unrestricted Beneficial Interests
          _
     (a) |_| Check if Exchange is from Restricted Beneficial Interest to Unrestricted Beneficial Interest. In connection with the Exchange of the Holder's Restricted Beneficial Interest for Unrestricted Beneficial Interests in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Beneficial Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Beneficial Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          _
     (b) |_| Check if Exchange is from Restricted Beneficial Interest to Unrestricted Definitive Notes. In connection with the Exchange of the Holder's Restricted Beneficial Interests for Unrestricted Definitive Notes, the Holder hereby certifies (i) the Definitive Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          _
     (c) |_|Check if Exchange is from Restricted Definitive Notes to Unrestricted Beneficial Interests. In connection with the Holder's Exchange of Restricted Definitive Notes for Unrestricted Beneficial Interests, (i) the Unrestricted Beneficial Interests are being acquired for the Holder's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Beneficial Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          _
     (d) |_|Check if Exchange is from Restricted Definitive Notes to Unrestricted Definitive Notes. In connection with the Holder's Exchange of a Restricted Definitive Note for Unrestricted Definitive Notes, the Holder hereby certifies (i) the Unrestricted Definitive Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act , (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Restricted Beneficial Interests for Restricted Definitive Notes or Restricted Beneficial Interests
          _
     (a) |_| Check if Exchange is from Restricted Beneficial Interests to Restricted Definitive Note. In connection with the Exchange of the Holder's Restricted Beneficial Interest for Restricted Definitive Notes with an equal principal amount, (i) the Restricted Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
          _
     (b) |_|Check if Exchange is from Restricted Definitive Notes to Restricted Beneficial Interests. In connection with the Exchange of the Holder's Restricted Definitive Note for Restricted Beneficial Interests in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount,
(i) the Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Beneficial Interests issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
                               [Insert Name of Transferor]



                              By:___________________________________
                                Name:
                                Title:

                              Dated:  ____________, ____





                            EXHIBIT D

                    FORM OF CERTIFICATE FROM
                  ACQUIRING ACCREDITED INVESTOR

Blount, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602
Attention:  Richard H. Irving, III
(Fax:  334-271-8177)
and John M. Panettiere
(Fax:  334-271-8177)


United States Trust Company of New York
114 West 47th Street, 25th Floor
Mail Code HQ 25
New York, New York  10036-1532
Attention: Corporate Trust Division (Fax:  212-852-1626)

          Re:  13% Senior Subordinated Notes due 2009

          Reference is hereby made to the Indenture, dated as of August 19, 1999 (the "Indenture"), among Blount, Inc., as issuer (the "Company"), the Guarantors named therein and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In   connection   with   our   proposed   purchase   of
$____________   aggregate  principal  amount   at   maturity   of
Definitive Notes, we confirm that:

          1. we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), an entity in which all of the equity owners are accredited investors within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act (an "institutional accredited investor") or a Lehman Accredited Investor, an "accredited investor" within the meaning of Rule 501(a)(5) or (6) under the Securities Act;

          2. (A) any purchase of the Notes by us will be for our own account or for the account of one or more other institutional accredited investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion, (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion or (C) we are a Lehman Accredited Investor purchasing the Notes for our own account;

          3. we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

          4. we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

          5. we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

          We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes, to offer, sell or otherwise transfer such Notes prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of the original issue of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) or (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a Person we reasonably believe is a QIB, that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the
United States within the meaning of Regulation S under the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our control and in compliance with any applicable state securities laws. We further agree to provide any Person purchasing any of the Notes other than pursuant to clause (b) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the Trustee and the Registrar for the Notes will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

          THIS  LETTER  SHALL BE GOVERNED BY,  AND  CONSTRUED  IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


          _________________________________________
          [Insert Name of Accredited Investor]

          By:______________________________________

          Name:

          Title:



          Dated:  ____________, ____




                            EXHIBIT E

    FORM OF NOTATION ON SENIOR SUBORDINATED NOTE RELATING TO
                            GUARANTEE

          Subject to Section 11.06 of the Indenture, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Additional Interest, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

          The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference. This Guarantee is subject to release as and to the extent provided in Section 11.05 of the Indenture.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not a guarantee of collection.

          Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Guarantee is subordinated in right of payment to the extent set forth in the Indenture.

          For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and
(ii) the maximum amount that will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated:

                              BLOUNT INTERNATIONAL, INC.


                              By:___________________________________
                                Name:
                                Title:


                              BI HOLDINGS CORP.


                              By:___________________________________
                                Name:
                                Title:


                              BENJAMIN F. SHAW COMPANY


                              By:___________________________________
                                Name:
                                Title:


                              BI, L.L.C.
                                   By:  Blount, Inc. as Member of BI, L.L.C.

                                   By:___________________________________
                                     Name:
                                     Title:

                                   By:  BI Holdings Corp. as Member of
                                        BI, L.L.C.

                                   By:___________________________________
                                     Name:
                                     Title:


                              BLOUNT DEVELOPMENT CORP.


                              By:___________________________________
                                Name:
                                Title:


                              OMARK PROPERTIES, INC.


                              By:___________________________________
                                Name:
                                Title:


                              4520 CORP., INC.


                              By:___________________________________
                                Name:
                                Title:


                              GEAR PRODUCTS, INC.


                              By:___________________________________
                                Name:
                                Title:


                              DIXON INDUSTRIES, INC.


                              By:___________________________________
                                Name:
                                Title:


                              FREDERICK MANUFACTURING CORPORATION


                              By:___________________________________
                                Name:
                                Title:


                              FEDERAL CARTRIDGE COMPANY


                              By:___________________________________
                                Name:
                                Title:


                              SIMMONS OUTDOOR CORPORATION


                              By:___________________________________
                                Name:
                                Title:


                              MOCENPLAZA DEVELOPMENT CORP.


                              By:___________________________________
                                Name:
                                Title:


                              CTR MANUFACTURING, INC.


                              By:___________________________________
                                Name:
                                Title:






                            EXHIBIT F

                 FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ______________, ______ among Blount, Inc., a Delaware corporation (the "Company"), Blount International, Inc., a Delaware corporation ("Blount International"), and BI Holdings Corp., a Delaware corporation, Benjamin F. Shaw Company, a Delaware corporation, BI, L.L.C., a Delaware limited liability company, Blount Development Corp., a Delaware corporation, Omark Properties, Inc., an Oregon corporation, 4520 Corp., Inc., a Delaware corporation, Gear Products, Inc., an Oklahoma corporation, Dixon Industries, Inc., a Kansas corporation, Frederick Manufacturing Corporation, a Delaware corporation, Federal Cartridge Company, a Minnesota corporation, Simmons Outdoor Corporation, a Delaware corporation, Mocenplaza Development Corp., a Delaware corporation and CTR Manufacturing, Inc., a North Carolina corporation (collectively, the "Guarantors") and United States Trust Company of New York, a bank and trust company organized under the New York Banking Law, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                       W I T N E S S E T H

          WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 19, 1999, providing for the issuance of an aggregate principal amount of $450,000,000 of 13% Senior Subordinated Notes due 2009 (the "Notes");

          WHEREAS, Section 4.13 and Article 10 of the Indenture provides that under certain circumstances Blount International or the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such respective Subsidiaries shall unconditionally guarantee all of Blount International's and the Company's Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental
Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Blount International, the Company, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in
Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

          3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          4.    NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF  THE
STATE  OF  NEW  YORK SHALL GOVERN AND BE USED  TO  CONSTRUE  THIS
SUPPLEMENTAL INDENTURE.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:                        [GUARANTEEING SUBSIDIARY]


                              By:___________________________________
                                Name:
                                Title:


                              BLOUNT, INC.


                              By:___________________________________
                                Name:
                                Title:


                              BLOUNT INTERNATIONAL, INC.


                              By:___________________________________
                                Name:
                                Title:


                              BI HOLDINGS CORP.


                              By:___________________________________
                                Name:
                                Title:


                              BENJAMIN F. SHAW COMPANY


                              By:___________________________________
                                Name:
                                Title:


                              BI, L.L.C.
                                   By:  Blount Inc. as Member of BI, L.L.C.

                                   By:___________________________
                                     Name:
                                     Title:

                                   By:  BI Holdings Corp. as
                                        Member of BI, L.L.C.

                                   By:___________________________
                                     Name:
                                     Title:

                              BLOUNT DEVELOPMENT CORP.


                              By:___________________________________
                                Name:
                                Title:


                              OMARK PROPERTIES, INC.


                              By:___________________________________
                                Name:
                                Title:


                              4520 CORP., INC.


                              By:___________________________________
                                Name:
                                Title:


                              GEAR PRODUCTS, INC.


                              By:___________________________________
                                Name:
                                Title:


                              DIXON INDUSTRIES, INC.


                              By:___________________________________
                                Name:
                                Title:


                              FREDERICK MANUFACTURING CORPORATION


                              By:___________________________________
                                Name:
                                Title:


                              FEDERAL CARTRIDGE COMPANY


                              By:___________________________________
                                Name:
                                Title:


                              SIMMONS OUTDOOR CORPORATION


                              By:___________________________________
                                Name:
                                Title:


                              MOCENPLAZA DEVELOPMENT CORP.


                              By:___________________________________
                                Name:
                                Title:


                              CTR MANUFACTURING, INC.


                              By:___________________________________
                                Name:
                                Title:


Dated: ______________, ______ UNITED STATES TRUST COMPANY OF NEW YORK,
                              as Trustee


                              By:___________________________________
                                Name:
                                Title: